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                                                                   EXHIBIT 10.19

                          CREDIT AND GUARANTY AGREEMENT

                           DATED AS OF APRIL 25, 2005

                                      AMONG

                               TALEO CORPORATION,
                                   AS COMPANY,

                                VARIOUS LENDERS,

                   GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.
         AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, DOCUMENTATION AGENT,
                      LEAD ARRANGER, AND SYNDICATION AGENT

            --------------------------------------------------------

                      $20,000,000 SENIOR SECURED TERM LOAN

            --------------------------------------------------------

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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS AND INTERPRETATION........................................................................         1
           1.1. Definitions......................................................................................         1
           1.2. Accounting Terms.................................................................................        22
           1.3. Interpretation, etc..............................................................................        23

SECTION 2. TERMLOAN..............................................................................................        23
           2.1. Term Loan........................................................................................        23
           2.2. Pro Rata Shares; Availability of Funds...........................................................        23
           2.3. Use of Proceeds..................................................................................        24
           2.4. Evidence of Debt; Register; Lenders' Books and Records; Term Loan Notes..........................        24
           2.5. Interest on Term Loans...........................................................................        25
           2.6. Conversion/Continuation..........................................................................        26
           2.7. Default Interest.................................................................................        26
           2.8. Fees.............................................................................................        27
           2.9. Scheduled Payments...............................................................................        27
           2.10. Voluntary Prepayments...........................................................................        27
           2.11. Mandatory Prepayments...........................................................................        29
           2.12. Application of Prepayments......................................................................        30
           2.13. General Provisions Regarding Payments...........................................................        31
           2.14. Ratable Sharing.................................................................................        32
           2.15. Making or Maintaining LIBOR Rate Loans..........................................................        32
           2.16. Increased Costs; Capital Adequacy...............................................................        34
           2.17. Taxes; Withholding, etc.........................................................................        35
           2.18. Obligation to Mitigate..........................................................................        36
           2.19. Defaulting Lenders..............................................................................        36
           2.20. Removal or Replacement of a Lender..............................................................        37

SECTION 3. CONDITIONS PRECEDENT..................................................................................        38
           3.1. Closing Date.....................................................................................        38
           3.2. Conditions to Credit Extension...................................................................        41
           3.3. Conditions Subsequent to the Closing Date........................................................        42

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................        42
           4.1. Organization; Requisite Power and Authority; Qualification.......................................        42
           4.2. Capital Stock and Ownership......................................................................        43
           4.3. Due Authorization................................................................................        43
           4.4. No Conflict......................................................................................        43
           4.5. Governmental Consents............................................................................        43
           4.6. Binding Obligation...............................................................................        43
           4.7. Historical Financial Statements..................................................................        43
           4.8. Projections......................................................................................        44
           4.9. No Material Adverse Change.......................................................................        44
           4.10. No Restricted Junior Payments...................................................................        44
           4.11. Adverse Proceedings, etc........................................................................        44
           4.12. Payment of Taxes................................................................................        44
           4.13. Properties......................................................................................        44
           4.14. Environmental Matters...........................................................................        45
           4.15. No Defaults.....................................................................................        45
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           4.16. Material Contracts..............................................................................        45
           4.17. Governmental Regulation.........................................................................        45
           4.18. Margin Stock....................................................................................        46
           4.19. Employee Matters................................................................................        46
           4.20. Employee Benefit Plans..........................................................................        46
           4.21. Certain Fees....................................................................................        47
           4.22. Solvency........................................................................................        47
           4.23. Compliance with Statutes, etc...................................................................        47
           4.24. Disclosure......................................................................................        47
           4.25. Patriot Act.....................................................................................        47

SECTION 5. AFFIRMATIVE COVENANTS.................................................................................        47
           5.1. Financial Statements and Other Reports...........................................................        48
           5.2. Existence........................................................................................        52
           5.3. Payment of Taxes and Claims......................................................................        52
           5.4. Maintenance of Properties........................................................................        52
           5.5. Insurance........................................................................................        52
           5.6. Inspections......................................................................................        53
           5.7. Lenders Meetings.................................................................................        53
           5.8. Compliance with Laws.............................................................................        53
           5.9. Environmental....................................................................................        53
           5.10. Subsidiaries....................................................................................        54
           5.11. Additional Material Real Estate Assets..........................................................        54
           5.12. Additional Collateral, etc......................................................................        55
           5.13. Further Assurances..............................................................................        55
           5.14. Miscellaneous Business Covenants................................................................        55
           5.15. Post Closing Matters............................................................................        58
           5.16. Assignability of Contracts......................................................................        58
           5.17. Subsidiary Cash.................................................................................        58

SECTION 6. NEGATIVE COVENANTS....................................................................................        58
           6.1. Indebtedness.....................................................................................        58
           6.2. Liens............................................................................................        60
           6.3. Equitable Lien...................................................................................        61
           6.4. No Further Negative Pledges......................................................................        61
           6.5. Restricted Junior Payments.......................................................................        62
           6.6. Restrictions on Subsidiary Distributions.........................................................        62
           6.7. Investments......................................................................................        63
           6.8. Financial Covenants..............................................................................        64
           6.9. Fundamental Changes; Disposition of Assets; Acquisitions.........................................        68
           6.10. Disposal of Subsidiary Interests................................................................        69
           6.11. Sales and Lease-Backs...........................................................................        70
           6.12. Transactions with Shareholders and Affiliates...................................................        70
           6.13. Conduct of Business.............................................................................        70
           6.14. Fiscal Year.....................................................................................        70
           6.15. Amendments to Organizational Agreements and Material Contracts..................................        70
           6.16. Prepayments of Certain Indebtedness.............................................................        70
           6.17. Registration of Intellectual Property...........................................................        70
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SECTION 7. GUARANTY..............................................................................................        71
           7.1. Guaranty of the Obligations......................................................................        71
           7.2. Contribution by Guarantors.......................................................................        71
           7.3. Payment by Guarantors............................................................................        71
           7.4. Liability of Guarantors Absolute.................................................................        72
           7.5. Waivers by Guarantors............................................................................        73
           7.6. Guarantors' Rights of Subrogation, Contribution, etc.............................................        74
           7.7. Subordination of Other Obligations...............................................................        74
           7.8. Continuing Guaranty..............................................................................        75
           7.9. Authority of Guarantors or Company...............................................................        75
           7.10. Financial Condition of Company..................................................................        75
           7.11. Bankruptcy, etc.................................................................................        75
           7.12. Discharge of Guaranty Upon Sale of Guarantor....................................................        76

SECTION 8. EVENTS OF DEFAULT.....................................................................................        76
           8.1. Events of Default................................................................................        76

SECTION 9. AGENTS................................................................................................        78
           9.1. Appointment of Agents............................................................................        79
           9.2. Powers and Duties................................................................................        79
           9.3. General Immunity.................................................................................        79
           9.4. Agents Entitled to Act as Lender.................................................................        80
           9.5. Lenders' Representations, Warranties and Acknowledgment..........................................        80
           9.6. Right to Indemnity...............................................................................        80
           9.7. Successor Administrative Agent...................................................................        81
           9.8. Collateral Documents and Guaranty................................................................        81

SECTION 10. MISCELLANEOUS........................................................................................        82
          10.1. Notices..........................................................................................        82
          10.2. Expenses.........................................................................................        82
          10.3. Indemnity........................................................................................        83
          10.4. Set-Off..........................................................................................        83
          10.5. Amendments and Waivers...........................................................................        84
          10.6. Successors and Assigns; Participations...........................................................        85
          10.7. Independence of Covenants........................................................................        87
          10.8. Survival of Representations, Warranties and Agreements...........................................        87
          10.9. No Waiver; Remedies Cumulative...................................................................        88
          10.10. Marshalling; Payments Set Aside.................................................................        88
          10.11. Severability....................................................................................        88
          10.12. Obligations Several; Independent Nature of Lenders' Rights......................................        88
          10.13. Headings........................................................................................        88
          10.14. APPLICABLE LAW..................................................................................        88
          10.15. CONSENT TO JURISDICTION.........................................................................        89
          10.16. WAIVER OF JURY TRIAL............................................................................        89
          10.17. Confidentiality.................................................................................        89
          10.18. Usury Savings Clause............................................................................        90
          10.19. Counterparts....................................................................................        91
          10.20. Effectiveness...................................................................................        91
          10.21. Patriot Act.....................................................................................        91
          10.22. Certain Representations.........................................................................        91
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
APPENDICES:     A        Term Loan Commitments
                B        Notice Addresses

SCHEDULES:      1.1      Certain Material Real Estate Assets
                4.1      Jurisdictions of Organization and Qualification
                4.2      Capital Stock and Ownership
                4.13     Real Estate Assets
                4.16     Material Contracts
                5.14     Deposit Accounts
                5.15     Certain Post Closing Matters
                6.1      Certain Indebtedness
                6.2      Certain Liens
                6.7      Certain Investments
                6.12     Certain Affiliate Transactions

EXHIBITS:       A-1      Funding Notice
                A-2      Conversion/Continuation Notice
                B        Term Loan Note
                C        Compliance Certificate
                D        Opinion of Counsel
                E        Assignment and Assumption Agreement
                F        Certificate Regarding Non-Bank Status
                G-1      Closing Date Certificate
                G-2      Solvency Certificate
                G-3      Cash Release Compliance Notice and Certificate
                G-4      2004 Financial Officer Certification
                H-1      Pledge and Security Agreement
                H-2      Copyright Security Agreement
                H-3      Hypothec on Shares
                I        Landlord/Operator Consent and Waiver
                J        Deposit Account Control Agreement
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                          CREDIT AND GUARANTY AGREEMENT

      This CREDIT AND GUARANTY AGREEMENT, dated as of April 25, 2005, is entered into by and among TALEO CORPORATION, a Delaware corporation ("COMPANY"), the Lenders party hereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. ("GSSLG"), as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT"), Collateral Agent (in such capacity, "COLLATERAL AGENT"), Lead Arranger, Syndication Agent (in such capacity, "SYNDICATION AGENT"), and Documentation Agent (in such capacity, "DOCUMENTATION AGENT").

                                    RECITALS:

      WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in SECTION 1.1 hereof;

      WHEREAS, Lenders have agreed to extend a term loan to Company, in an aggregate amount not to exceed $20,000,000, consisting entirely of aggregate principal amount of Term Loans, the proceeds of which will be used to repay Existing Indebtedness, pay Transaction Costs, for Restricted Cash Account funding, and for general corporate purposes;

      WHEREAS, RECRUITFORCE.COM, INC., a California corporation ("GUARANTOR") has agreed to guarantee the obligations of Company; and

      WHEREAS, Company and Guarantor have agreed to secure all of the Obligations by granting to Collateral Agent, for the benefit of Lenders, a First Priority Lien on substantially all of their assets, including a pledge of 100% of the Capital Stock of each of Company's and Guarantor's Domestic Subsidiaries and 66% of the Capital Stock of each of Company's and Guarantor's Foreign Subsidiaries.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

      1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

            "ACT" as defined in SECTION 4.25.

            "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i)(a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding CLAUSE (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates

                                                   CREDIT AND GUARANTY AGREEMENT

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referenced in the preceding CLAUSES (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by GSSLH or any other Lender selected by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Term Loan of GSSLH or any other Lender selected by Administrative Agent, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by
(ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

            "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

            "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or directly affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

            "AFFECTED LENDER" as defined in SECTION 2.15(b).

            "AFFECTED LOANS" as defined in SECTION 2.15(b).

            "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "AGENT" means each of Syndication Agent, Administrative Agent, Collateral Agent and Documentation Agent.

            "AGGREGATE AMOUNTS DUE" as defined in SECTION 2.14.

            "AGGREGATE PAYMENTS" as defined in SECTION 7.2.

            "AGREEMENT" means this Credit and Guaranty Agreement, dated as of April 25, 2005, as it may be amended, supplemented or otherwise modified from time to time.

            "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Term Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of

                                        2          CREDIT AND GUARANTY AGREEMENT
credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

            "ASSET SALE" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business;
(ii) the non-exclusive licensing of intellectual property or know-how on commercially reasonable terms and in the ordinary course of business; (iii) any disposition by a Guarantor to Company or by Company or a Guarantor to a Guarantor; and (iv) any disposition by a non-Guarantor to the Company or a Guarantor.

            "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of EXHIBIT E, with such amendments or modifications as may be approved by Administrative Agent.

            "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base
Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "BASE RATE LOAN" means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

            "BENEFICIARY" means each Agent, Lender and Lender Counterparty.

            "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in CLAUSE
(i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a

                                        3          CREDIT AND GUARANTY AGREEMENT

Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

            "CASH" means money, currency or a credit balance in any demand or Deposit Account.

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least Aaa from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in CLAUSES (I) and (II) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "CASH RELEASE COMPLIANCE NOTICE AND CERTIFICATE" means a certificate substantially in the form of EXHIBIT G-3.

            "CERTIFICATE REGARDING NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT F.

            "CHANGE OF CONTROL" means, at any time, that any of the following have occurred: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in CLAUSE (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in CLAUSES (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both CLAUSE (ii) and CLAUSE (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or

                                        4          CREDIT AND GUARANTY AGREEMENT
consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directions); or (c) prior to the occurrence of a Qualified IPO, in addition to clauses (a) and (b) above, Bain Capital (or any affiliate of Bain Capital) shall cease to hold at least 9% of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis.

            "CLOSING DATE" means the date on which the Term Loans are made.

            "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of EXHIBIT G-1.

            "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

            "COLLATERAL AGENT" as defined in the preamble hereto.

            "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Landlord/Operator Consents and Waivers, the Copyright Security Agreement, Hypothec on Shares and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

            "COLLATERAL QUESTIONNAIRE" means a certificate in form satisfactory to Collateral Agent that provides information with respect to the real, personal or mixed property of each Credit Party.

            "COMPANY" as defined in the preamble hereto.

            "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of EXHIBIT C.

            "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) provisions for taxes based on income, plus (d) total depreciation expense, plus (e) total amortization expense, plus (f) other non-Cash items (including non-Cash compensation expense) reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), plus (g) losses related to foreign currency translation adjustments, minus (ii) the sum, without duplication of the amounts for such period of (a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus (b) interest income, plus (c) other non-ordinary course income, plus (d) gains related to foreign currency translation adjustments; provided, however, that, for purposes of SECTIONS 3.1(s) and 6.8(b), Consolidated Adjusted EBITDA shall exclude a one-time restructuring charge in the Fiscal Quarter ending March 31, 2005 of up to $850,000 relating to headcount reduction and lease terminations, and shall also exclude two one-time charges of up to $700,000 each in the Fiscal Quarter ending March 31, 2006 and in the Fiscal Quarter ending March 31, 2007, relating to compensation paid to the two founders of Recruitforce.com, Inc. under the Agreement and Plan of Merger, dated as of March 10, 2005, by and among Company, Butterfly Acquisition

                                        5          CREDIT AND GUARANTY AGREEMENT

Corporation, Recruitforce.com, Inc., and with respect to Article VI only, Matthew Robinson as Stockholder Agent and U.S. Bank, National Association as Escrow Agent.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment or which should otherwise be capitalized" or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

            "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

            "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, including Cash and Cash Equivalents.

            "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt (including under Capital Leases).

            "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) determined for Company and its Subsidiaries on a consolidated basis equal to: (i) the sum, without duplication, of the amounts for such period of
(a) Consolidated Adjusted EBITDA, plus (b) interest income, plus (c) other non-ordinary course income, plus (d) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt, plus (b) Consolidated Capital Expenditures (net of any proceeds of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with SECTION 2.11(a), (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with
SECTION 2.11(b), and (z) any proceeds of related financings with respect to such expenditures), plus (c) Consolidated Cash Interest Expense, plus (d) provisions for current taxes based on income of Company and its Subsidiaries and payable in Cash with respect to such period.

            "CONSOLIDATED HOSTED APPLICATION REVENUE" means, for any period, all revenue from subscription agreements executed with customers relating to access to Company's products, including application fees, hosting fees and maintenance fees on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP. This shall exclude: (i) revenues from perpetual license sales entered into after the Closing Date, and (ii) license fees from that certain contract between the Company and Citigroup Technology, Inc. and similar agreements that are non-recurring in nature, and (iii) revenues from business arrangements with the customers associated with "Taleo Contingent" (the former "White Amber" business division).

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under any Interest Rate Agreement, but excluding, however, any amounts referred to in SECTION 2.8 payable on or before the Closing Date.

                                        6          CREDIT AND GUARANTY AGREEMENT

            "CONSOLIDATED LIQUIDITY" means, for any period an amount determined for Company and its Subsidiaries on a consolidated basis equal to the Cash and Cash Equivalents of Company and its Subsidiaries.

            "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) the sum of (a) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, plus (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, plus (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, plus
(e) (to the extent not included in CLAUSES (a) through (d) above) any net extraordinary gains or net extraordinary losses.

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

            "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

            "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CONTRIBUTING GUARANTORS" as defined in SECTION 7.2.

            "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

            "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of EXHIBIT A-2.

            "CREDIT DOCUMENT" means any of this Agreement, the Term Loan Notes, the Collateral Documents, the Disclosure Letter and the Schedules thereto, the Fee Letter, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith, as the same may be modified, amended, or restated from time to time.

            "CREDIT EXTENSION" means the making of a Term Loan.

                                        7          CREDIT AND GUARANTY AGREEMENT

            "CREDIT PARTY" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company' and its Subsidiaries' operations and not for speculative purposes.

            "CURRENT RATIO" means the ratio as of the last day of any Fiscal Quarter ending after the Closing Date of (a) Consolidated Current Assets as of such day, to (b) Consolidated Current Liabilities as of such day.

            "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Term Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Term Loans of such Defaulting Lender.

            "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Obligations are indefeasibly paid in full, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Term Loans in accordance with the terms of SECTION 2.10 or
SECTION 2.11 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

            "DEFAULT RATE" means any interest payable pursuant to SECTION 2.7.

            "DEFAULTED LOAN" as defined in SECTION 2.19.

            "DEFAULTING LENDER" as defined in SECTION 2.19.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT" means a Deposit Account Control Agreement substantially in the form of EXHIBIT J with such amendments or modifications as may be approved by Collateral Agent.

            "DISCLOSURE LETTER" means the Disclosure Letter of Company to Administrative Agent and the Lenders dated the Closing Date.

            "DOCUMENTATION AGENT" as defined in the preamble hereto.

                                        8          CREDIT AND GUARANTY AGREEMENT

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

            "ELIGIBLE ASSIGNEE" means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved by Company (so long as no Default or Event of Default has occurred and is continuing) and Administrative Agent; provided, that in no event shall Company nor any Affiliate of Company be an Eligible Assignee.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            "ENTERPRISE VALUE" means, on or after a Qualified IPO, the sum of:
(i)(a) the amount of all outstanding Obligations of the Company and its Subsidiaries; and (b) the market value of all outstanding equity of the Company (which shall be calculated by multiplying the average of the Company's closing stock price over a trailing 30 calendar-day period by the number of diluted shares outstanding as indicated by the Company's then-most-recently filed 424B3, S-1/A, 10Q, or 10K), minus (ii) the aggregate Cash and Cash Equivalents of the Company and its Subsidiaries.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

            "EQUITY INVESTMENTS" is defined in SECTION 6.7(b).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in CLAUSE (i) above or any trade or business described in

                                        9          CREDIT AND GUARANTY AGREEMENT

CLAUSE (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EVENT OF DEFAULT" means each of the conditions or events set forth in SECTION 8.1.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXCLUDED DEPOSIT ACCOUNTS" is defined in SECTION 5.14(b).

            "EXISTING INDEBTEDNESS" means all Indebtedness and other obligations outstanding under that certain Security Agreement dated as of May 7, 2004, between Company and National Bank of

                                       10          CREDIT AND GUARANTY AGREEMENT

Canada, as amended prior to the Closing Date, or any other agreement evidencing Indebtedness to National Bank of Canada.

            "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

            "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to GSSLH or any other Lender selected by Administrative Agent on such day on such transactions as determined by Administrative Agent.

            "FEE LETTER" means the letter agreement dated April 8, 2005, between Company and Administrative Agent.

            "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes in the case of financial statements covering interim periods.

            "FINANCIAL PLAN" as defined in SECTION 5.1(j).

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

            "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

            "FUNDING DEFAULT" as defined in SECTION 2.19.

            "FUNDING GUARANTORS" as defined in SECTION 7.2.

            "FUNDING NOTICE" means a notice substantially in the form of EXHIBIT A-1.

                                       11          CREDIT AND GUARANTY AGREEMENT

            "GAAP" means, subject to the limitations on the application thereof set forth in SECTION 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

            "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

            "GSSLG" as defined in the preamble hereto.

            "GSSLH" means Goldman Sachs Specialty Lending Holdings, Inc., a Delaware corporation.

            "GUARANTEED OBLIGATIONS" as defined in SECTION 7.1.

            "GUARANTOR" means any Domestic Subsidiary or Foreign Subsidiary of Company formed in the future, that may, from time to time, guarantee the Obligations hereunder, if any.

            "GUARANTOR SUBSIDIARY" means each Guarantor, if any.

            "GUARANTY" means the guaranty of each Guarantor, if any, set forth in SECTION 7, or otherwise, in form and substance acceptable to Administrative Agent, and, in each case, as the same may be modified, amended, supplemented or restated from time to time.

            "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "HISTORICAL FINANCIAL STATEMENTS" means (i) the audited financial statements of Company and its Subsidiaries, for the Fiscal Year ended December 31, 2003, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, (ii) the unaudited financial statements of Company and its Subsidiaries, for the Fiscal

                                       12          CREDIT AND GUARANTY AGREEMENT

Year ended December 31, 2004, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (iii) for the interim period from January 1, 2005, to the Closing Date, internally prepared, unaudited financial statements of Company and its Subsidiaries, consisting of a consolidated balance sheet and the related consolidated statements of income for each quarterly period completed prior to forty-six (46) calendar-days before the Closing Date and for each monthly period completed prior to thirty-one (31) calendar-days prior to the Closing Date, in the case of CLAUSES (i), (ii), and (iii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments.

            "HYPOTHEC ON SHARES" means that Hypothec on Shares, to be executed by Company substantially in the form of EXHIBIT H-3, as it may be amended, supplemented, or otherwise modified from time to time.

            "INCREASED-COST LENDERS" as defined in SECTION 2.20.

            "INDEBTEDNESS," as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any stock of, or equity interest in, such Person or any other Person on or prior to the date that is 180 days following the Term Loan Maturity Date, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (v) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vii) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another (of the types specified in CLAUSES (i) through (viii) above); (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under SUBCLAUSES (a) or (b) of this CLAUSE (ix), the primary purpose or intent thereof is as described in CLAUSE (viii) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and Currency Agreement be deemed "INDEBTEDNESS" for any purpose under SECTION 6.8.

                                       13          CREDIT AND GUARANTY AGREEMENT

            "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

            "INDEMNITEE" as defined in SECTION 10.3.

            "INDEMNITEE AGENT PARTY" as defined in SECTION 9.6.

            "INSTALLMENT" as defined in SECTION 2.9.

            "INSTALLMENT DATE" as defined in SECTION 2.9.

            "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, (a) the last day of each month, commencing on the first such date to occur after the Closing Date, and (b) the Term Loan Maturity Date; and (ii) any LIBOR Rate Loan, (a) the last day of each Interest Period applicable to such Term Loan, (b) if the Interest Period is greater than one month, the last day of each month commencing on the first such date to occur after the Closing Date, and (c) the Term Loan Maturity Date.

            "INTEREST PERIOD" means, in connection with a LIBOR Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Term Loans shall extend beyond such Term Loan Maturity Date.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or

                                       14          CREDIT AND GUARANTY AGREEMENT
arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

            "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Company or any of its Subsidiaries to any other Person (other than Company or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LANDLORD/OPERATOR CONSENT AND WAIVER" means a Landlord or Operator Consent and Waiver substantially in the form of EXHIBIT I with such amendments or modifications as may be approved by Collateral Agent.

            "LEAD ARRANGER" as defined in the preamble hereto.

            "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

            "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

            "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to an Interest Rate Agreement or Currency Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into an Interest Rate Agreement or Currency Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

            "LIBOR RATE LOAN" means a Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

            "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or

                                       15          CREDIT AND GUARANTY AGREEMENT
other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities issued by any Subsidiary, any purchase option, call or similar right of a third party with respect to such Securities.

            "LOAN TO VALUE RATIO" means the ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, of (a) the Company's Obligations as of such day, to (b) the Company's Enterprise Value as of such day.

            "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MATERIAL ADVERSE EFFECT" means whether singly or in conjunction with any other event, act, condition, or occurrence of any nature, whether or not related, a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which Company or its Subsidiaries operate or rely upon if such effect or development will have a material adverse effect on Company and its Subsidiaries taken as a whole; (iii) the ability of any Credit Party to fully and timely perform its Obligations; (iv) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document.

            "MATERIAL CONTRACT" means (i) any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, and (ii) those contracts and arrangements required under SECTION 4.16 to be listed on SCHEDULE
4.16 to the Disclosure Letter.

            "MATERIAL REAL ESTATE ASSET" means (i)(a) any fee-owned Real Estate Asset having a fair market value in excess of $500,000 as of the date of the acquisition thereof, and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $100,000 per annum, or (ii) any Real Estate Asset that the Requisite Lenders have determined (and notified Company of such determination) is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any Subsidiary thereof, including Company and any listed on SCHEDULE 1.1.

            "MAXIMUM CASH BALANCE" as defined in SECTION 5.17.

            "MOODY'S" means Moody's Investor Services, Inc.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

            "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Subsidiaries in the form similar to that which would be presented as "Management Discussion and Analysis" in a filing with the Securities and Exchange Commission for the applicable, Fiscal Quarter or Fiscal Year and

                                       16          CREDIT AND GUARANTY AGREEMENT
for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the comparable period for the preceding year.

            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments or Cash Equivalents received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

            "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty, business interruption or "key man" insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus
(ii)(a) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in CLAUSE (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

            "NON-US LENDER" as defined in SECTION 2.17(c).

            "NOTICE" means a Funding Notice or a Conversion/Continuation Notice.

            "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, or any other Person required to be indemnified by Company, that arises under any Credit Document or Interest Rate Agreement and Currency Agreement (including, without limitation, with respect to an Interest Rate Agreement or Currency Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement or Currency Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Interest Rate Agreements or Currency Agreements, fees, expenses, indemnification or otherwise.

            "OBLIGEE GUARANTOR" as defined in SECTION 7.7.

            "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) with respect to any limited partnership, its certificate of limited

                                       17          CREDIT AND GUARANTY AGREEMENT
partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and
(iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "ORGANIZATIONAL DOCUMENT" shall only be to a document of a type customarily certified by such governmental official.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

            (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

            (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

            (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in SECTIONS 5.10 and/or 5.11, as applicable;

            (iv) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in SECTION 6.8(a), (b), and (e) on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

            (v) Company shall have delivered to Administrative Agent at least 20 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with SECTION 6.8(a), (b), and (e) as required under CLAUSE
(iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with SECTION 6.8(a), (b), and (e);

            (vi) any Person or assets or division as acquired in accordance herewith (y) shall be in the business or lines of business specified in SECTION 6.13; and

            (vii) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired.

                                       18          CREDIT AND GUARANTY AGREEMENT

            "PERMITTED EXCHANGE" means the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

            "PERMITTED LIENS" means each of the Liens permitted pursuant to
SECTION 6.2.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

            "PHASE I REPORT" means, with respect to any Facility, a report that
(i) conforms to the ASTM Standard Practice for Environmental Site Assessments:
Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (b) a current compliance audit setting forth an assessment of Company's, its Subsidiaries' and such Facility's current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

            "PLEDGE AND SECURITY AGREEMENT" means a Pledge and Security Agreement, to be executed by Company and each Guarantor, if any, substantially in the form of EXHIBIT H-1, as it may be amended, supplemented or otherwise modified from time to time.

            "PLEDGOR" as defined in the Pledge and Security Agreement.

            "PREPAYMENT PREMIUM" as defined in SECTION 2.10(c).

            "PRIME RATE" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRINCIPAL OFFICE" means, for Administrative Agent, such Person's "PRINCIPAL OFFICE" as set forth on APPENDIX B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

            "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by
(b) the aggregate Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, "PRO RATA SHARE" means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure of all Lenders.

            "PROJECTIONS" as defined in SECTION 4.8.

                                       19          CREDIT AND GUARANTY AGREEMENT

            "QUALIFIED IPO" means a firmly underwritten initial public offering of common equity securities by the Company: (i) resulting in net aggregate proceeds to the Company (after accounting for underwriting discounts and commissions and not including any proceeds to any selling shareholders) of not less than $50,000,000; (ii) immediately after giving effect to which, the equity securities are listed for trading on a Permitted Exchange; and (iii) that results in the conversion, into the Company's common equity securities, of all of Company's issued and outstanding preferred equity securities.

            "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

            "REGISTER" as defined in SECTION 2.4(b).

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

            "REPLACEMENT LENDER" as defined in SECTION 2.20.

            "REQUIRED PREPAYMENT DATE" as defined in SECTION 2.12(b).

            "REQUISITE LENDERS" means one or more Lenders having or holding Term Loan Exposure representing more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders.

            "RESTRICTED CASH ACCOUNT" means that account established pursuant to
SECTION 5.14(b).

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding; and (iv) management or similar fees payable to any equity investor or any of its Affiliates.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

            "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any

                                       20          CREDIT AND GUARANTY AGREEMENT
certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SERIES C PREFERRED SHAREHOLDER" means the beneficial owner of any Series C Preferred Shares.

            "SERIES C PREFERRED SHARES" means the outstanding shares of Series C Preferred Stock of the Company.

            "SERIES D PREFERRED SHAREHOLDER" means the beneficial owner of any Series D Preferred Shares.

            "SERIES D PREFERRED SHARES" means the outstanding shares of Series D Preferred Stock of the Company.

            "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Company substantially in the form of EXHIBIT G-2.

            "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i)(a) the total amount of such Credit Party's debt (including contingent, disputed, and unliquidated liabilities) does not exceed the present fair saleable value of such Credit Party's present assets, as such value is established and liabilities evaluated for purposes of Section 101(3)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; (c) such Credit Party is able to realize upon its property and pay its debts and other liabilities (including contingent, disputed, and unliquidated liabilities) as they mature in the normal course of business; and (d) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

            "SUBJECT TRANSACTION" as defined in SECTION 6.8(g).

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

                                       21          CREDIT AND GUARANTY AGREEMENT

            "SYNDICATION AGENT" as defined in the preamble hereto.

            "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

            "TERM LOAN" means a Term Loan made by a Lender to Company pursuant to SECTION 2.1(a).

            "TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Term Loan and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment is set forth on APPENDIX A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $20,000,000.

            "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

            "TERM LOAN MATURITY DATE" means the earlier of (i) April 25, 2008, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

            "TERM LOAN NOTE" means a promissory note in the form of EXHIBIT B, as it may be amended, supplemented or otherwise modified from time to time.

            "TERMINATED LENDER" as defined in SECTION 2.20.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by Company or any of Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

            "TYPE OF LOAN" means with respect to Term Loans, a Base Rate Loan or a LIBOR Rate Loan.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "WAIVABLE MANDATORY PREPAYMENT" as defined in SECTION 2.12(b).

            "YIELD MAINTENANCE PREMIUM" as defined in SECTION 2.10(b).

      1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                                       22          CREDIT AND GUARANTY AGREEMENT

Financial statements and other information required to be delivered by Company to Lenders pursuant to SECTION 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in SECTION 5.1(F), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

      1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. TERM LOAN

      2.1. TERM LOAN.

            (a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender's Term Loan Commitment.

Company may make only one borrowing under the Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this SECTION 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to SECTIONS 2.9 and 2.10, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

            (b) Borrowing Mechanics for Term Loans.

                  (i) Company shall deliver to Administrative Agent a fully executed Funding Notice (specifying a Base Rate Loan) on or prior to the Closing Date with respect to Term Loans made on the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

                  (ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

      2.2. PRO RATA SHARES; AVAILABILITY OF FUNDS.

                                       23          CREDIT AND GUARANTY AGREEMENT

            (a) Pro Rata Shares. All Term Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder or purchase a participation required hereby.

            (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Term Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this SECTION 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

      2.3. USE OF PROCEEDS. The proceeds of the Term Loan made on the Closing Date shall be applied by Company to repay Existing Indebtedness, pay Transaction Costs, and for general corporate purposes. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

      2.4. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; TERM LOAN NOTES.

            (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and Term Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any Term Loan. Company hereby designates the

                                       24          CREDIT AND GUARANTY AGREEMENT
entity serving as Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this SECTION 2.4, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "INDEMNITEES."

            (c) Term Loan Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to SECTION 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Term Loan Note or Notes to evidence such Lender's Term Loan.

      2.5. INTEREST ON TERM LOANS.

            (a) Except as otherwise set forth herein, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                  (i) if a Base Rate Loan, at the Base Rate plus 4.50%; or

                  (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus 6.00%.

            (b) The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan.

            (c) In the event Company fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

            (d) Interest payable pursuant to SECTION 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a LIBOR

                                       25          CREDIT AND GUARANTY AGREEMENT

Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

            (e) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

      2.6. CONVERSION/CONTINUATION.

            (a) Subject to SECTION 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                  (i) to convert at any time all or any part of any Term Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Company shall pay all amounts due under SECTION 2.15 in connection with any such conversion; or

                  (ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Term Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Rate Loan.

            (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

      2.7. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 3% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is 3% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 3% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this SECTION 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                                       26          CREDIT AND GUARANTY AGREEMENT

      2.8. FEES.

            (a) The Company agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times from time to time agreed to in writing by the Company (or any Affiliate) and the Administrative Agent, including pursuant to the Fee Letter.

            (b) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

            (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

      2.9. SCHEDULED PAYMENTS.

            (a) Installments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amount of $500,000 on the last day of each Fiscal Quarter (each, an "INSTALLMENT DATE"), commencing June 30, 2005, and continuing on the last day of each Fiscal Quarter ending on or prior to the Term Loan Maturity Date, with the remainder of the Obligation outstanding and unpaid being payable on the Term Loan Maturity Date.

            (b) Waivable Installments. Anything contained herein to the contrary notwithstanding, not less than two Business Days prior to the Installment Date on which Company is required to make such Installment, Administrative Agent shall notify Company of Requisite Lenders' decision to refuse such Installment. Each Lender may elect whether such Lender would like to exercise such option by giving written notice to Administrative Agent of its election to exercise its option not to accept any given Installment on or before the fifth Business Day prior to the Installment Date (it being understood that any Lender which does not notify Administrative Agent of its election to exercise such option on or before the fifth Business Day prior to the Installment Date shall be deemed to have elected, as of such date, not to exercise its option to refuse such Installment). Unless Requisite Lenders elect to refuse the Installment on the Installment Date, Company shall pay to Administrative Agent the amount of the Installment, which amount shall be applied (i) to prepay the Term Loans of such Lenders (which prepayment shall be applied to the principal of the Term Loans in accordance with SECTION 2.12(a)), and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.

      2.10. VOLUNTARY PREPAYMENTS.

            (a) Voluntary Prepayments.

                  (i) Any time and from time to time after the Closing Date:

                              (1) with respect to Base Rate Loans, Company may
            prepay any such Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and

                              (2) with respect to LIBOR Rate Loans, Company may
            prepay any such Term Loans on any Business Day in whole or in part (together with any amounts due pursuant to SECTION 2.15(c)) in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

                                       27          CREDIT AND GUARANTY AGREEMENT

                  (ii) All such prepayments shall be made:

                              (1) upon not less than one Business Day's prior
            written or telephonic notice in the case of Base Rate Loans; and

                              (2) upon not less than three Business Days' prior
            written or telephonic notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in SECTION 2.12(a) with respect to Term Loans.

            (b) Yield Maintenance Premium. If Company prepays, including as a result of acceleration, for any reason (except as specifically excluded under SECTION 2.11 below), all or any part of the principal balance of any Term Loan on or prior to April 25, 2006, Company shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment, an amount (the "YIELD MAINTENANCE PREMIUM") (which such amount shall be in addition to the Prepayment Premium described below) equal to (1) the aggregate amount of interest (including, without limitation, interest payable in Cash, in kind or deferred) which would have otherwise been payable on the amount of the principal prepayment from the date of prepayment until April 25, 2006, minus (2) the aggregate amount of interest Lenders would earn if the prepaid principal amount were reinvested for the period from the date of prepayment until April 25, 2006 at the Treasury Rate. The term "TREASURY RATE" shall mean a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by Administrative Agent on the date three (3) Business Days prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of not greater than twelve (12) months. No amount will be payable pursuant to the foregoing provisions with respect to any prepayment of all or any part of any Loan after April 25, 2006.

            (c) Prepayment Premium. If Company prepays, including as a result of acceleration, for any reason (except as specifically excluded under SECTION 2.11 below), all or any part of the principal balance of any Term Loan, other than scheduled payments, on or prior to the Term Loan Maturity Date, Company shall pay to Administrative Agent (in addition to any Yield Maintenance Premium required pursuant to CLAUSE (b) above), for the benefit of all Lenders entitled to a portion of such prepayment, a prepayment premium (the "PREPAYMENT PREMIUM") on the amount so prepaid as follows:

             RELEVANT PERIOD                       PREPAYMENT PREMIUM
(number of calendar months elapsed since     (as a percentage of the amount
            the Closing Date)                           prepaid)
----------------------------------------     ------------------------------
         Closing Date through 18                           5%
       on or after 19; through 24                          3%
 on or after 24; prior to the end of 36                    1%

                                       28          CREDIT AND GUARANTY AGREEMENT

      2.11. MANDATORY PREPAYMENTS.

            (a) Asset Sales. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Term Loans (subject to SECTION 2.10) as set forth in SECTION 2.12(a) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds of up to $250,000 in any Fiscal Year within 180 days of receipt thereof in long-term productive assets of the general type used in the business of Company and its Subsidiaries (including any such assets acquired pursuant to a Permitted Acquisition).

            (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Term Loans (subject to
SECTION 2.10) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds of up to $250,000 in any Fiscal Year within 180 days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

            (c) Issuance of Equity Securities. On the date of receipt by Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of Company or any of its Subsidiaries in an aggregate amount of $30,000,000 or more (other than Capital Stock issued (i) in connection with a Qualified IPO, or (ii) for purposes approved in writing by Administrative Agent), Company shall prepay the Term Loans (subject to SECTION 2.10) as set forth in SECTION 2.12(a) in an aggregate amount equal to 100% of such proceeds in excess of $30,000,000, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

            (d) Issuance of Debt. On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Company or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to SECTION 6.1), Company shall prepay the Term Loans (subject to SECTION 2.10) as set forth in SECTION 2.12(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

            (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending December 31, 2006), Company shall, no later than the date on which audited annual financial statements must be delivered pursuant to SECTION 5.1, prepay the Term Loans (subject to SECTION 2.10) as set forth in SECTION 2.12(a) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow. Any amounts prepaid pursuant to this SECTION 2.11(e) with respect to any Fiscal Year in excess of 50% of Consolidated Excess Cash Flow shall be treated as voluntary prepayments made pursuant to SECTION 2.12(a), and shall not be subject to the Yield Maintenance Premium or the Prepayment Premium.

            (f) Tax Refunds. On the date of receipt by Company or any of its Subsidiaries of any tax refunds in excess of $250,000 in the aggregate in any Fiscal Year, Company shall prepay the Term Loans (subject to SECTION 2.10) as set forth in SECTION 2.12(a) in the amount of such tax refunds in excess of $250,000, and shall not be subject to the Yield Maintenance Premium or the Prepayment Premium.

                                       29          CREDIT AND GUARANTY AGREEMENT

            (g) Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to SECTIONS 2.11(a) through 2.11(f), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

      2.12. APPLICATION OF PREPAYMENTS.

            (a) Application of Prepayments by Type of Loans. Any voluntary prepayments of Term Loans pursuant to SECTION 2.10 and any mandatory prepayment of any Term Loan pursuant to SECTION 2.11 shall be applied as follows:

            first, to the payment of all due and unpaid expenses and fees to the full extent thereof;

            second, to the payment of any accrued interest at the Current Rate;

            third, to the payment of any accrued interest at the Default Rate, if any;

            fourth, to the payment of the Prepayment Premium and Yield Maintenance Premium, if either is applicable, on any Term Loan;

            fifth, except in connection with any Waivable Mandatory Prepayment in SECTION 2.12(b), to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied in inverse order of maturity to reduce the remaining scheduled Installments of principal of the Term Loan; and

            sixth, to the payment of any other amounts due to the Agent or the Lenders under the Credit Documents.

            (b) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT") of the Term Loans, not less than three Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and Requisite Lenders' option to refuse such amount. Each such Lender may vote on whether such Lender would like to exercise such option by giving written notice to Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). If Requisite Lenders elect to accept the prepayment, on the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) to prepay the Term Loans of such Lenders (which prepayment shall be applied to the principal of the Term Loans in accordance with SECTION 2.12(a)), and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.

                                       30          CREDIT AND GUARANTY AGREEMENT

            (c) Application of Prepayments of Term Loans to Base Rate Loans and LIBOR Rate Loans. Considering any prepayment of Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to SECTION 2.15(c).

      2.13. GENERAL PROVISIONS REGARDING PAYMENTS.

            (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day.

            (b) All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

            (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

            (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (e) Subject to the provisos set forth in the definition of "INTEREST PERIOD," whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

            (f) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of SECTION 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to SECTION 2.7 from the date such amount was due and payable until the date such amount is paid in full.

            (g) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to SECTION 8.1, all payments or proceeds (whether or not proceeds of the Collateral) received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7 of the Pledge and Security Agreement.

                                       31          CREDIT AND GUARANTY AGREEMENT

      2.14. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

      2.15. MAKING OR MAINTAINING LIBOR RATE LOANS.

            (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and
(ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

            (b) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which

                                       32          CREDIT AND GUARANTY AGREEMENT
notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Term Loans as, or to convert Term Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Term Loan as (or continue such Term Loan as or convert such Term Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of SECTION 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this SECTION 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, LIBOR Rate Loans in accordance with the terms hereof.

            (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to Lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company.

            (d) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

            (e) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this SECTION 2.15 and under SECTION
2.16 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to CLAUSE (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this SECTION 2.15 and under SECTION 2.16.

                                       33          CREDIT AND GUARANTY AGREEMENT

      2.16. INCREASED COSTS; CAPITAL ADEQUACY.

            (a) Compensation For Increased Costs and Taxes. Subject to the provisions of SECTION 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this SECTION 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Term Loans, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail

                                       34          CREDIT AND GUARANTY AGREEMENT
the basis for calculating the additional amounts owed to Lender under this
SECTION 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      2.17. TAXES; WITHHOLDING, ETC.

            (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by CLAUSE (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under CLAUSE (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, in respect of payments to such Lender.

            (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to CLAUSE (i)

                                       35          CREDIT AND GUARANTY AGREEMENT
above, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this SECTION 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under SECTION 2.17(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the first or second sentence of this SECTION 2.17(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this
SECTION 2.17(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of SECTION 2.17(c) shall relieve Company of its obligation to pay any additional amounts pursuant this SECTION 2.17 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

      2.18. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under SECTION 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to SECTION 2.15, 2.16 or 2.17 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such, Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this
SECTION 2.18 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this SECTION 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

      2.19. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults

                                       36          CREDIT AND GUARANTY AGREEMENT

(a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Term Loan (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a Lender for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; and (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loan shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this CLAUSE (b). No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this SECTION 2.19, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this SECTION 2.19. The rights and remedies against a Defaulting Lender under this SECTION 2.19 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

      2.20. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
SECTION 2.16, 2.17 or 2.18, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b)(i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or
(c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by
SECTION 10.5(b), the consent of Administrative Agent and Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of
SECTION 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to SECTION 2.8; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to
SECTION 2.16 or 2.17; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such

                                       37          CREDIT AND GUARANTY AGREEMENT

Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Term Loan Commitments, such Terminated Lender shall no longer constitute a Lender for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

      3.1. CLOSING DATE. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with SECTION 10.5, of the following conditions on or before the Closing Date:

            (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

            (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

            (c) Organizational and Capital Structure. The organizational structure and capital structure of Company and its Subsidiaries shall be as set forth on SCHEDULE 4.2 to the Disclosure Letter.

            (d) Series C Preferred Shareholder Letter or Amended Certificate of Incorporation. Administrative Agent shall have received a letter from all Series C Preferred Shareholders stating that they shall not redeem or convert any of their Series C Preferred Shares, or pay any cash dividends (other than a redemption, conversion or dividend payment in connection with a Qualified IPO) so long as any of the Obligations remain outstanding hereunder, and which letter permits the company to incur the Obligations; or, in the alternative, an amended Certificate of Incorporation prohibiting any redemption, conversion or dividend payment in relation to the Series C Preferred Shares.

            (e) Existing Indebtedness. On the Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Company and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder.

            (f) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company's reasonable best estimate of the Transactions Costs (other than fees payable to any Agent).

                                       38          CREDIT AND GUARANTY AGREEMENT

            (g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            (h) Collateral. In order to create in favor of Collateral Agent, for the benefit of the Lenders, a valid, perfected First Priority Lien in the personal property Collateral, Collateral Agent shall have received:

                  (i) evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under a Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

                  (ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                  (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

                  (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a Landlord or Operator Consent and Waiver executed by the landlord or operator of any Leasehold Property and by the applicable Credit Party, and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to SECTION 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

            (i) Environmental Reports. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Facilities.

                                       39          CREDIT AND GUARANTY AGREEMENT

            (j) Financial Statements; Projections. Lenders shall have received from Company: (i) confirmatory diligence with the Company's auditors regarding the 2004 audit and the draft unaudited financial statements for the Fiscal Year ended December 31, 2004, together with a Financial Officer Certification in the form attached as EXHIBIT G-4; (ii) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent; and (iii) the Projections.

            (k) Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to SECTION 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of the Lenders, as additional insured and loss payee thereunder to the extent required under SECTION 5.5.

            (l) Opinion of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in the form of EXHIBIT D and as to such other matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

            (m) Fees. Company shall have paid to Syndication Agent, Administrative Agent and Documentation Agent the fees payable on the Closing Date referred to in SECTION 2.8.

            (n) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Company dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the Term Loan to be made on the Closing Date, Company and its Subsidiaries are and will be Solvent.

            (o) Closing Date Certificate. Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

            (p) Closing Date. Lenders shall have made the Term Loans to Company on or before April 25, 2005.

            (q) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the financing thereof or any of the other transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

            (r) Due Diligence. Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to Company and its Subsidiaries as of the Closing Date that are materially inconsistent with the material previously provided to Administrative Agent for its due diligence review of Company and its Subsidiaries.

            (s) Minimum EBITDA. The pro forma income statement delivered pursuant to SECTION 3.1(j) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Term Loans to be made on the

                                       40          CREDIT AND GUARANTY AGREEMENT

Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the Company shall have generated trailing twelve month Consolidated Adjusted EBITDA of at least $1,000,000.

            (t) Minimum Liquidity. The pro forma balance sheet delivered pursuant to SECTION 3.1(j) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Term Loans to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the Company shall have Consolidated Liquidity of at least $18,000,000.

            (u) Landlord and Operator Consents and Waivers. Receipt of consent, access, and lien subordination agreements satisfactory to Agent for each of Company's hosting sites and designated leasehold locations.

            (v) Establishment of Restricted Cash Account. On or prior to the Closing Date, Company shall have a cash management system in place which is acceptable to Administrative Agent and shall have funded a Restricted Cash Account in the amount set forth opposite the applicable period in SECTION 5.14(b).

            (w) No Material Adverse Change. Since December 31, 2003, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

            (x) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and funding a Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      3.2. CONDITIONS TO CREDIT EXTENSION.

            (a) Conditions Precedent. The obligation of each Lender to make any Term Loan on the Closing Date, are subject to the satisfaction, or waiver in accordance with SECTION 10.5, of the following conditions precedent:

                  (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

                  (ii) as of the Closing Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                                       41          CREDIT AND GUARANTY AGREEMENT

                  (iii) as of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

                  (iv) the Chief Financial Officer of the Company shall have delivered an Officer's Certificate representing and warranting and otherwise demonstrating to the satisfaction of Agent that, as of the Closing Date, Company reasonably expects, after giving effect to the proposed borrowing and based upon good faith determinations and projections consistent with the Financial Plan, to be in compliance with all operating and financial covenants set forth in this Agreement as of the last day of each Fiscal Quarter ending prior to the Term Loan Maturity Date.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

            (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

      3.3. CONDITIONS SUBSEQUENT TO THE CLOSING DATE. Company shall fulfill, on or before the date applicable thereto (which date can be extended in writing by the Administrative Agent in its sole discretion), each of the conditions subsequent set forth below (the failure by Company to so perform or cause to be performed constituting a Event of Default).

            (a) Establishment of Cash Management Systems. Within 60 calendar days of the Closing Date, Company shall have a revised cash management system in place that is reasonably acceptable to Administrative Agent and Company.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date, that the following statements are true and correct:

      4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in
SCHEDULE 4.1 to the Disclosure Letter, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

                                       42          CREDIT AND GUARANTY AGREEMENT

      4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on SCHEDULE 4.2 to the Disclosure Letter, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company or any of its Subsidiaries. SCHEDULE 4.2 to the Disclosure Letter correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

      4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

      4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Lenders); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

      4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, and except for the filing of the Credit Documents with the Securities and Exchange Commission as exhibits to Company's registration statement on Form S-1.

      4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, (i) to changes resulting from audit and normal year-end adjustments, and (ii) to the absence of footnotes in the case of financial statements for interim periods. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-

                                       43          CREDIT AND GUARANTY AGREEMENT
term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole.

      4.8. PROJECTIONS. On and as of the Closing Date, the Projections of Company and its Subsidiaries for the period of Fiscal Year 2005 through and including Fiscal Year 2007, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place, (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

      4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

      4.10. NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 2003, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to SECTION 6.5.

      4.11. ADVERSE PROCEEDINGS, ETC. Except as disclosed on SCHEDULE 4.11 to the Disclosure Letter, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or
(b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      4.12. PAYMENT OF TAXES. Except as otherwise permitted under SECTION 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

      4.13. PROPERTIES.

            (a) Title. Each of Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in SECTION 4.5 and in the most recent financial statements delivered pursuant to SECTION 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under SECTION 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                                       44          CREDIT AND GUARANTY AGREEMENT

            (b) Real Estate. As of the Closing Date, SCHEDULE 4.13 to the Disclosure Letter contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in CLAUSE (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

      4.14. ENVIRONMENTAL MATTERS. Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has received any letter or request for information under
Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law. There are and, to each of Company' and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company' or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

      4.15. NO DEFAULTS. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

      4.16. MATERIAL CONTRACTS. SCHEDULE 4.16 to the Disclosure Letter contains a true, correct and complete list of all the Material Contracts specified in CLAUSE (i) of the definition of Material Contract, including, without limitation, all hosting arrangements, in effect on the Closing Date, which, together with any updates provided pursuant to SECTION 5.1(n), are in full force and effect and no material defaults currently exist thereunder (other than as described in SCHEDULE 4.16 to the Disclosure Letter or in such updates).

      4.17. GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations

                                       45          CREDIT AND GUARANTY AGREEMENT
unenforceable. Neither Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

      4.18. MARGIN STOCK. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      4.19. EMPLOYEE MATTERS. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, except (with respect to any matter specified in CLAUSE (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

      4.20. EMPLOYEE BENEFIT PLANS. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination or opinion letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination or opinion letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Company, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each

                                       46          CREDIT AND GUARANTY AGREEMENT

Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

      4.21. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

      4.22. SOLVENCY. Each Credit Party is and, upon the incurrence of any Credit Extension by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

      4.23. COMPLIANCE WITH STATUTES, ETC. Each of Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      4.24. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      4.25. PATRIOT ACT. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "ACT"). No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5. AFFIRMATIVE COVENANTS

      Each Credit Party covenants and agrees that so long as any Term Loan Commitment is in effect and until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 5.

                                       47          CREDIT AND GUARANTY AGREEMENT

      5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Unless otherwise provided below, Company will deliver to Administrative Agent and Lenders:

            (a) 2004 Audited Financial Statements. As soon as available, and in any event no later than May 31, 2005, the audited financial statements of Company and its Subsidiaries, for the Fiscal Year ended December 31, 2004, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche, LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that they have audited the consolidated financial statements of Company, and (2) whether, in connection therewith, it has come to their attention that Company is not in compliance with the terms of SECTION 6.8; provided that such statement may further state that the audit was not directed primarily toward obtaining knowledge of noncompliance with SECTION 6.8;

            (b) Monthly Reports. As soon as available, and in any event within 30 days after the end of each calendar month (including months which began prior to the Closing Date), (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and any other operating reports prepared by management for such period; and (ii) a summary report detailing all new customer contracts for the immediately preceding calendar month, and detailing all cancelled customer contracts and existing customer contracts that were not renewed for another term;

            (c) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

            (d) Annual Financial Statements. As soon as available, and, if prior to a Qualified IPO, within 135 days after the end of each Fiscal Year, or, if after a Qualified IPO, within 90 days after the end of each Fiscal Year (except for fiscal year 2004, which shall be delivered as provided in SECTION 5.1(a)

                                       48          CREDIT AND GUARANTY AGREEMENT
above) (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche, LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that they have audited the consolidated financial statements of Company, and (2) whether, in connection therewith, it has come to their attention that Company is not in compliance with the terms of SECTION 6.8; provided that such statement may further state that the audit was not directed primarily toward obtaining knowledge of noncompliance with SECTION 6.8;

            (e) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to SECTIONS 5.1(b), 5.1(c) and 5.1(d), a duly executed and completed Compliance Certificate (provided that the Compliance Certificate for monthly financial statements shall address only
SECTION 6.8(e));

            (f) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to SECTION 5.1(a), 5.1(b), 5.1(c) or 5.1(d) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

            (g) Notice of Default. Promptly upon any officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in SECTION 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (h) Notice of Litigation. Promptly upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or
(ii) any material development in any Adverse Proceeding that, in the case of either CLAUSE (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with

                                       49          CREDIT AND GUARANTY AGREEMENT
such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

            (i) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) each SCHEDULE B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

            (j) Financial Plan. As soon as practicable and in any event no later than January 15th of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the Term Loan Maturity Date (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of SECTION 6.8 through the Term Loan Maturity Date, and (iv) forecasts demonstrating adequate liquidity through the Term Loan Maturity Date, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

            (k) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

            (l) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Company;

            (m) Notice of Conversion. Promptly upon receipt, Company will notify Administrative Agent of its receipt of a notice by any Series D Preferred Shareholder of its intention to convert any of its Series D Preferred Shares into common equity securities of Company.

            (n) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this SECTION 5.1(n)), and an explanation of any actions being taken with respect thereto, or (iii) after any contracts, which when aggregated over a rolling period of 12 months, constitute 10% of the Consolidated Hosted Application Revenue of the Company are terminated, not renewed, or amended in a manner that is materially adverse to Company or any Subsidiary;

                                       50          CREDIT AND GUARANTY AGREEMENT

            (o) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Company or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (p) Information Regarding Collateral. Company will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party's corporate name, (ii) in any Credit Party's identity or corporate structure, or
(iii) in any Credit Party's Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

            (q) Quarterly Collateral Verification. Concurrently with the delivery of the Compliance Certificate pursuant to SECTION 5.1(e), at the end of each Fiscal Quarter, Company shall deliver to Collateral Agent an Officer's Certificate confirming: (i) that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section, (ii) that Company has not made any applications on any of its unpatented but patentable inventions or any of its registrable but unregistered copyrights and trademarks in the United States Patent and Trademark Office, the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and
(iii) certifying that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Collateral Questionnaire to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

            (r) Aging Reports. Within 30 days of the end of each Fiscal Quarter, or more often as may be reasonably requested by Administrative Agent: (i) a summary of the accounts receivable aging report of each Credit Party as of the end of such period; and (ii) a summary of accounts payable aging report of each Credit Party as of the end of such period;

            (s) Tax Returns. As soon as practicable and in any event within 15 days following the filing thereof, copies of each federal income tax return filed by or on behalf of any Credit Party; and

            (t) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries, and (B) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent. Notwithstanding the foregoing, the Company shall be deemed to have complied with the foregoing requirements if it shall have made the items publicly available through its filings with the Securities and Exchange Commission

                                       51          CREDIT AND GUARANTY AGREEMENT
and shall have notified Administrative Agent, within the time periods specified above, electronically of such filings including a link to such filings.

      5.2. EXISTENCE. Except as otherwise permitted under SECTION 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

      5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

      5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

      5.5. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least 30 days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

                                       52          CREDIT AND GUARANTY AGREEMENT

      5.6. INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

      5.7. LENDERS MEETINGS. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

      5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.9. ENVIRONMENTAL.

            (a) Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

                  (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                  (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company or Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                  (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could

                                       53          CREDIT AND GUARANTY AGREEMENT
      reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
      (B) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                  (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this
      SECTION 5.9(a).

            (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.10. SUBSIDIARIES. In the event that any Person becomes a Domestic Subsidiary of Company, Company shall (a) concurrently with such Person becoming a Domestic Subsidiary cause such Domestic Subsidiary to become a Guarantor of the Obligations hereunder and a "Pledgor" under a Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Guaranty and a Pledge and Security Agreement in form and substance acceptable to Administrative Agent, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in SECTIONS 3.1(b), 3.1(h), 3.1(i), and 3.1(j). In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in SECTION 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in SECTION 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Lenders, under the Pledge and Security Agreement in 66% of such ownership interests. Requisite Lenders reserve the right to require Company to cause any Foreign Subsidiary that may be formed in the future to become a Guarantor of the Obligations hereunder and to pledge 100% of the outstanding ownership interests in any such Foreign Subsidiary. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in SCHEDULES 4.1 and
4.2 to the Disclosure Letter with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement SCHEDULE 4.1 and 4.2 to the Disclosure Letter for all purposes hereof.

      5.11. ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Lenders, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, or promptly after a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments,

                                       54          CREDIT AND GUARANTY AGREEMENT
agreements, opinions and certificates (including any Phase I's that may be requested) similar to those described in SECTIONS 3.1(h), and 3.1(i) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected Landlord/Operator Consent and Waiver (in the case of leased sites) and a First Priority Lien (in the case of owned sites) in such Material Real Estate Assets. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

      5.12. ADDITIONAL COLLATERAL, ETC.. With respect to any Collateral acquired after the Closing Date by Company or any other Credit Party as to which the Collateral Agent, for the benefit of the Lenders, does not have a First Priority Lien (subject to any Permitted Liens), promptly (and, in any event, within 10 days following the date of such acquisition or such latter date approved by the Administrative Agent) (i) execute and deliver to the Administrative Agent and the Collateral Agent such Guaranty or such other Credit Documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Lenders, a perfected First Priority Lien in such Collateral (subject to Permitted Liens), including the execution and delivery of a Deposit Account Control Agreement with respect to each Deposit Account or securities account that is established by a Credit Party after the Closing Date.

      5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to SECTION
10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors, if any, and are secured by substantially all of the assets of Company, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

      5.14. MISCELLANEOUS BUSINESS COVENANTS. Unless otherwise consented to by Agents and Requisite Lenders:

            (a) Non-Consolidation. Company will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity's actions, which meetings will be separate from those of other entities.

                                       55          CREDIT AND GUARANTY AGREEMENT

            (b) Cash Management.

                  (i) At all times on and after the Closing Date, Company's Deposit Accounts and securities accounts shall be subject to Deposit Account Control Agreements in form and substance satisfactory to the Administrative Agent, other than those Deposit Accounts ("EXCLUDED DEPOSIT ACCOUNTS") (A) set forth on SCHEDULE 5.14 to the Disclosure Letter describing the Deposit Account specifically and the nature of the funds in such Deposit Account, or (B) established after the Closing Date with Administrative Agent's written consent (such consent not to be unreasonably withheld) for the same or similar purposes as those specified in CLAUSE (A) above and of which Company has given Administrative Agent notice describing such Deposit Accounts specifically and the nature of the funds in such Deposit Account. Neither Company nor its Subsidiaries shall deposit funds in Excluded Deposit Accounts other than funds of the nature described on SCHEDULE 5.14 to the Disclosure Letter or with written consent from Administrative Agent (such consent not to be unreasonably withheld). In addition, the Company shall deposit and maintain in a restricted account (the "RESTRICTED CASH ACCOUNT"), minimum Cash amounts, as shown below:

                                                      MINIMUM CASH SUBJECT
                   PERIOD                                  TO CONTROL
--------------------------------------------          --------------------
       Closing through April 30, 2005                      $8,125,000
      May 1, 2005 through May 31, 2005                     $8,175,000
     June 1, 2005 through June 30, 2005                    $8,200,000
     July 1, 2005 through July 31, 2005                    $6,600,000
   August 1, 2005 through August 31, 2005                  $6,150,000
September 1, 2005 through September 30, 2005               $5,700,000
  October 1, 2005 through October 31, 2005                 $5,825,000
 November 1, 2005 through November 30, 2005                $5,875,000
 December 1, 2005 through December 31, 2005                $5,900,000
  January 1, 2006 through January 31, 2006                 $4,925,000
 February 1, 2006 through February 28, 2006                $5,200,000
    March 1, 2006 through March 31, 2006                   $5,500,000
    April 1, 2006 through April 31, 2006                   $5,550,000
      May 1, 2006 through May 31, 2006                     $5,575,000
     June 1, 2006 through June 30, 2006                    $5,625,000
     July 1, 2006 through July 31, 2006                    $5,650,000
   August 1, 2006 through August 31, 2006                  $5,675,000
September 1, 2006 through September 30, 2006               $5,725,000

                                       56          CREDIT AND GUARANTY AGREEMENT

                                                      MINIMUM CASH SUBJECT
                   PERIOD                                  TO CONTROL
--------------------------------------------          --------------------
  October 1, 2006 through October 31, 2006                 $1,250,000
 November 1, 2006 through November 30, 2006                $1,300,000
 December 1, 2006 through December 31, 2006                $1,325,000
  January 1, 2007 through January 31, 2007                 $1,350,000
 February 1, 2007 through February 28, 2007                $1,400,000
    March 1, 2007 through March 31, 2007                   $1,425,000
    April 1, 2007 through April 31, 2007                   $1,475,000
      May 1, 2007 through May 31, 2007                     $1,500,000
     June 1, 2007 through June 30, 2007                    $1,525,000
     July 1, 2007 through July 31, 2007                    $1,575,000
   August 1, 2007 through August 31, 2007                  $1,600,000
September 1, 2007 through September 30, 2007               $1,625,000
  October 1, 2007 through October 31, 2007                 $1,675,000
 November 1, 2007 through November 30, 2007                $1,700,000
 December 1, 2007 through December 31, 2007                $1,750,000
  January 1, 2008 through January 31, 2008                 $1,775,000
 February 1, 2008 through February 29, 2008                $1,800,000
    March 1, 2008 through March 31, 2008                   $1,850,000
       April 1, 2008 through Maturity                      $1,925,000

      Company shall deliver to Administrative Agent a Cash Release Compliance Notice and Certificate 3 Business Days prior to Company's requested release of Cash from the Restricted Cash Account. Company shall deposit additional funds into the Restricted Cash Account on or prior to the first day of each period referenced in the chart above such that, in no event, will the balance of such Restricted Cash Account be less than the amount referenced opposite such referenced period. Balance decreases in the Restricted Cash Account shall be effected by Agent on or before the third Business Day following receipt of an acceptable Cash Release Compliance Notice and Certificate; provided, however, that no Cash shall be released from the Restricted Cash Account in accordance with the step-downs referenced above in this SECTION 5.14(b) for the period commencing October 1, 2006 until Company has delivered a Compliance Certificate evidencing compliance for the Fiscal Quarter ending September 30, 2006, and evidencing compliance with the Minimum Consolidated Liquidity covenant set forth in SECTION 6.8(e) for the period commencing October 1, 2006. Accrued interest on the funds in the Restricted Cash Account shall be distributed to Company only in connection with the step-downs referenced

                                       57          CREDIT AND GUARANTY AGREEMENT
      above. To the extent (x) Company is required to pay a dividend in connection with the Series D Preferred Shares, (y) Company actually pays such required dividend; and (z) Company provides Administrative Agent and Lenders with a Cash Release Compliance Notice and Certificate demonstrating compliance with the Credit Agreement, on the date that is three Business Days following receipt of such certificate, Administrative Agent shall reduce the balance in the Restricted Cash Account by the amount of such dividend actually paid, all the amounts required for subsequent periods shall be reduced by a corresponding amount, and Administrative Agent may, but shall not be required to, prepare a replacement chart evidencing the Restricted Cash Account required balances. After consummation of a Qualified IPO and Company's demonstration of compliance with the Credit Agreement, Administrative Agent shall release any remaining Cash from the Restricted Cash Account.

                  (ii) From and after the date specified in SECTION 3.3(a), Company and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent and Company.

      5.15. POST CLOSING MATTERS. Company shall, and shall cause each of the Credit Parties to, satisfy the requirements set forth on SCHEDULE 5.15 on or before the date specified for such requirement or such later date to be determined by the Agent.

      5.16. ASSIGNABILITY OF CONTRACTS. Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to ensure that all customer contracts executed after the Closing Date be assignable by Company or such Subsidiary.

      5.17. SUBSIDIARY CASH. Company shall cause its Subsidiaries to transfer to Company any Cash or Cash Equivalents held by its Subsidiaries to the extent that the Subsidiaries, when taken as a whole, have Cash and Cash Equivalents in an aggregate amount in excess of $2,000,000 ("MAXIMUM CASH BALANCE"); provided, that, to the extent the Maximum Cash Balance exceeds $2,000,000 at any time, all amounts in excess of the Maximum Cash Balance shall be transferred to Company if the aggregate amount of Cash and Cash Equivalents described above still exceed the Maximum Cash Balance at the close of business on the second Business Day following the date that the Maximum Cash Balance was initially exceeded; provided further that Company shall not permit the Maximum Cash Balance to be exceeded more often than 3 times per calendar month.

SECTION 6. NEGATIVE COVENANTS

      Each Credit Party covenants and agrees that, so long as any Term Loan Commitment is in effect and until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 6.

      6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (a) the Obligations;

            (b) (1) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary, provided (i) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (ii) any payment by any such Guarantor

                                       58          CREDIT AND GUARANTY AGREEMENT

Subsidiary under any Guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made, (2) Indebtedness of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor in the amounts listed on SCHEDULE 6.1 to the Disclosure Letter, which may be reduced only (i) in compliance with this Agreement, including, without limitation SECTION 5.17, and (ii) within 30 days following the Closing Date; or otherwise with written consent of Administrative Agent, and
(3) Indebtedness (i) for working capital purposes, (ii) to be used by a Subsidiary for repayment of Indebtedness existing between Subsidiaries that are not Guarantors (x) in compliance with this Agreement, including, without limitation SECTION 5.17, and (y) within 30 days following the Closing Date, or
(iii) for Permitted Acquisitions made in accordance with SECTION 6.9, in each case, of any Subsidiary that is not a Guarantor, to Company or a Guarantor not to exceed, at any time outstanding, in the aggregate, $17,500,000 during Fiscal Year 2005, $22,500,000 during Fiscal Year 2006, $27,500,000 during Fiscal Year 2007, and $32,500,000 during Fiscal Year 2008 (as each amount shall be reduced by outstanding Equity Investments made under SECTION 6.7(b)(iii)); provided further that, in the case of Indebtedness under CLAUSE (3) above, that all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to a Pledge and Security Agreement;

            (c) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries;

            (d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

            (e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

            (f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

            (g) Indebtedness described in SCHEDULE 6.1, to the Disclosure Letter including any extensions, renewals or replacements of such Indebtedness so long as (i) such refinancings, extensions, renewals or replacements of any such Indebtedness are on terms and conditions not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness shall not
(A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

            (h) Indebtedness with respect to Capital Leases (including leases of software) in an aggregate amount not to exceed $5,000,000 at any time outstanding, when taken together with Indebtedness incurred pursuant to CLAUSE
(i) below;

            (i) purchase money Indebtedness (including software financing) in an aggregate amount not to exceed $5,000,000 at any time outstanding, when taken together with Indebtedness incurred pursuant to CLAUSE (h) above; provided, any such Indebtedness shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness;

                                       59          CREDIT AND GUARANTY AGREEMENT

            (j) Indebtedness of a Subsidiary outstanding on the date such Subsidiary was acquired by Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from a Person (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of Company or was otherwise acquired by Company); provided that the aggregate principal amount (or accreted value, as applicable) of all such Indebtedness incurred pursuant to this CLAUSE (j) shall not exceed $500,000;

            (k) Indebtedness incurred in connection with Interest Rate Agreements or Currency Agreements entered into in the ordinary course of business and not for speculative purposes;

            (l) Indebtedness to the two founders of Recruitforce.com, Inc. in connection with the Agreement and Plan of Merger, dated as of March 10, 2005, by and among Company, Butterfly Acquisition Corporation, Recruitforce.com, Inc., and with respect to Article VI only, Matthew Robinson as Stockholder Agent and U.S. Bank, National Association as Escrow Agent; and

            (m) other unsecured Indebtedness of Company and its Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in an aggregate amount not to exceed $500,000 at any time outstanding.

      6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

            (a) Liens in favor of Collateral Agent for the benefit of Lenders granted pursuant to any Credit Document;

            (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

            (c) statutory, common law, or contractual Liens of landlords, creditor depository institutions and financial institutions maintaining securities accounts (including rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                                       60          CREDIT AND GUARANTY AGREEMENT

            (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and cannot reasonably be expected to interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

            (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

            (g) Liens solely on any Cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

            (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

            (l) Liens securing Indebtedness permitted pursuant to SECTION 6.1(h) and (i); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; together with accessions thereto, and replacements and proceeds thereof;

            (m) Liens described on SCHEDULE 6.2 to the Disclosure Letter;

            (n) Liens on Cash not to exceed $200,000 in the aggregate, securing reimbursement obligations under letters of credit and Liens on cash deposits made in the ordinary course of business; and

            (o) Liens securing judgments, writs, warrants or similar processes not constituting an Event of Default under SECTION 8.1(i).

      6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

      6.4. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other sale of property not constituting an Asset Sale that is not prohibited hereunder, (b) restrictions by reason of customary provisions restricting Liens, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions and conditions, applicable to any Subsidiary acquired after the date hereof, if such

                                       61          CREDIT AND GUARANTY AGREEMENT
restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition and apply solely to such acquired Subsidiary, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      6.5. RESTRICTED JUNIOR PAYMENTS

            (a) No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except for (i) cash dividends in connection with a Qualified IPO; (ii) stock or cash dividends payable to the Series D Preferred Shareholders pursuant to existing rights of the Series D Preferred Shareholders and in connection with conversion to common equity securities of Company not to exceed $2,000,000;
(iii) payments of Cash in lieu of fractional shares upon conversion of convertible preferred stock or upon any stock dividend, stock split or combination or business combination; (iv) acquisitions of Capital Stock of Company, solely by issuance of Capital Stock, in connection with either (A) the exercise of stock options or warrants by way of cashless exercise, or (B) in connection with the satisfaction of withholding tax obligations related to the exercise of stock options; (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock of Company or any of its Subsidiaries from any officer, director, employee or consultant of Company or its Subsidiaries upon the resignation, termination, or death of such employees, directors, board members, or consultants in an aggregate amount not to exceed $500,000 in the aggregate; and (vi) in connection with any Permitted Acquisition or acquisition that occurred prior to the Closing Date, the Company or any of its Subsidiaries may, (A) receive or accept the return of Capital Stock of Company constituting a portion of the purchase price in settlement of indemnification claims, or (B) subject to SECTION 6.9(e), make payments or distributions to dissenting stockholders pursuant to applicable law.

            (b) No Subsidiary of Company shall (i) pay a dividend in cash or make a distribution in Cash to any holder of any class of stock or other equity security of such Subsidiary, unless the holder is the Company or another Subsidiary of Company, or (ii) redeem, retire, make any sinking payment or purchase or otherwise acquire for value, in each case in Cash, any class of stock or other equity security of such Subsidiary from the holder thereof, unless the holder is Company or another Subsidiary of Company.

      6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company (other than permitted stock dividends payable solely in shares of that class of stock to the holders of that class), (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by SECTION 6.1(h) or (i) that impose restrictions on the property so acquired or leased,
(ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement,

                                       62          CREDIT AND GUARANTY AGREEMENT

(iv) imposed on a Subsidiary and existing at the time it became a Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Company and only to the extent applying to such Subsidiary; (v) under any agreement, instrument or contract affecting property or a Person at the time such property or Person was acquired by Company or any of its Subsidiaries, so long as such restriction relates solely to the property or Person so acquired and was not created in connection with or in anticipation of such acquisition; and (vi) existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case mandatory and imposed by a Governmental Authority.

      6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

            (a) Investments in Cash and Cash Equivalents;

            (b) (i) Investments owned as of the Closing Date in any Subsidiary;
(ii) Investments in any wholly-owned Guarantor Subsidiary of Company or in Company, and (iii) Investments by Company or any Guarantor in a Subsidiary that is not a Guarantor, provided that such Investments (whether or not constituting Indebtedness and including Investments permitted under clause (i) above) shall be limited by the purpose and to the amounts provided in SECTION 6.1(b)(3) and Investments not constituting Indebtedness ("EQUITY INVESTMENTS") shall reduce the amount of Indebtedness permitted to be incurred under SECTION 6.1(b)(3) by the same amount.

            (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

            (d) intercompany loans to the extent permitted under SECTION 6.1(b);

            (e) Consolidated Capital Expenditures permitted by SECTION 6.8(c);

            (f) loans and advances to employees of Company and its Subsidiaries
(i) made in the ordinary course of business and described on SCHEDULE 6.7 to the Disclosure Letter, and any refinancings of such loans after the Closing Date, and (ii) made in the ordinary course of business after the Closing Date in an aggregate amount not to exceed $250,000;

            (g) Investments made in connection with Permitted Acquisitions permitted pursuant to SECTION 6.9;

            (h) Investments described in SCHEDULE 6.7 to the Disclosure Letter;

            (i) Investments arising in connection with Interest Rate Agreements or Currency Agreements entered into in the ordinary course of business and not for speculative purposes;

            (j) guarantees and similar obligations permitted by SECTION 6.1;

            (k) Investments received in partial or full satisfaction of an account receivable from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss; and

                                       63          CREDIT AND GUARANTY AGREEMENT

            (l) other Investments in an aggregate amount not to exceed at any time $100,000.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of SECTION 6.5.

      6.8. FINANCIAL COVENANTS.

            (a) Current Ratio. Company shall not permit the Current Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2005, to be less than the correlative ratio indicated:

 FISCAL QUARTER                     CURRENT RATIO
 --------------                     -------------
March 31, 2005                        1.15:1.00
June 30, 2005                         1.10:1.00
September 30, 2005                    1.15:1.00
December 31, 2005                     1.10:1.00
March 31, 2006                        1.00:1.00
June 30, 2006                         1.05:1.00
September 30, 2006                    1.10:1.00
December 31, 2006                     1.10:1.00
March 31, 2007                        1.10:1.00
June 30, 2007                         1.20:1.00
September 30, 2007                    1.20:1.00
December 31, 2007                     1.20:1.00
March 31, 2008                        1.10:1.00

With respect to the Fiscal Quarter ended March 31, 2005, for the purposes of determining compliance with the financial covenant set forth above, the Current Ratio shall be calculated with respect to such period on a pro forma basis using the Historical Financial Statements of Company and its Subsidiaries which shall be reformulated as if the Closing Date had occurred and the Term Loan had been made.

            (b) Minimum Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA as at the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2005, for the Fiscal Quarter period then ended, to be less than the correlative amount indicated:

                                       MINIMUM
                                    CONSOLIDATED
  FISCAL QUARTER                   ADJUSTED EBITDA
------------------                 ---------------
March 31, 2005                       $ 1,000,000
June 30, 2005                        $ 1,100,000
September 30, 2005                   $ 2,850,000
December 31, 2005                    $ 3,900,000
March 31, 2006                       $ 4,500,000
June 30, 2006                        $ 6,500,000
September 30, 2006                   $ 9,000,000

                                       64          CREDIT AND GUARANTY AGREEMENT

                                       MINIMUM
                                    CONSOLIDATED
  FISCAL QUARTER                   ADJUSTED EBITDA
------------------                 ---------------
December 31, 2006                    $10,000,000
March 31, 2007                       $11,000,000
June 30, 2007                        $11,500,000
September 30, 2007                   $12,000,000
December 31, 2007                    $12,500,000
March 31, 2008                       $13,000,000

For purposes of calculating compliance with the financial covenants in this
SECTION 6.8(b), the calculations for the Fiscal Quarter periods ending March 31, 2005, June 30, 2005 and September 30, 2005, shall be calculated as follows: (i) for the calculation period ending March 31, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the three-calendar month period from January 1, 2005 through March 31, 2005; (ii) for the calculation period ending June 30, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the two-Fiscal Quarter period from January 1, 2005 through June 30, 2005; (iii) for the calculation period ending September 30, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the three-Fiscal Quarter period from January 1, 2005, through September 30, 2005; and (iv) thereafter, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the trailing four-Fiscal Quarter period most recently ended.

            (c) Maximum Consolidated Capital Expenditures. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures for the Fiscal Quarter period then ended, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Quarter period then ended:

                                      MAXIMUM
                                CONSOLIDATED CAPITAL
  FISCAL QUARTER                    EXPENDITURES
------------------              --------------------
March 31, 2005                       $2,900,000
June 30, 2005                        $5,000,000
September 30, 2005                   $5,800,000
December 31, 2005                    $6,100,000
March 31, 2006                       $4,750,000
June 30, 2006                        $4,750,000
September 30, 2006                   $4,750,000
December 31, 2006                    $5,500,000
March 31, 2007                       $5,500,000
June 30, 2007                        $5,500,000
September 30, 2007                   $5,500,000
December 31, 2007                    $5,500,000
March 31, 2008                       $5,500,000

                                       65          CREDIT AND GUARANTY AGREEMENT

For purposes of calculating compliance with the financial covenants in this
SECTION 6.8(c), the calculations for the Fiscal Quarter periods ending March 31, 2005, June 30, 2005, September 30, 2005, shall be calculated as follows: (i) for the calculation period ending March 31, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the three-calendar month period from January 1, 2005 through March 31, 2005; (ii) for the calculation period ending June 30, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the two-Fiscal Quarter period from January 1, 2005 through June 30, 2005; (iii) for the calculation period ending September 30, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the three-Fiscal Quarter period from January 1, 2005, through September 30, 2005; and (iv) thereafter, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the trailing four-Fiscal Quarter period most recently ended.

            (d) Minimum Hosted Application Revenue. Company shall not permit Consolidated Hosted Application Revenue as at the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2005, for the Fiscal Quarter period then ended, to be less than the correlative amount indicated:

                          MINIMUM HOSTED
  FISCAL QUARTER        APPLICATION REVENUE
  --------------        -------------------
  March 31, 2005          $10,700,000
   June 30, 2005          $20,400,000
September 30, 2005        $33,100,000
 December 31, 2005        $43,800,000
  March 31, 2006          $46,300,000
   June 30, 2006          $48,800,000
September 30, 2006        $53,800,000
 December 31, 2006        $53,800,000
  March 31, 2007          $58,800,000
   June 30, 2007          $61,300,000
September 30, 2007        $63,800,000
 December 31, 2007        $66,050,000
  March 31, 2008          $68,800,000

For purposes of calculating compliance with the financial covenants in this
SECTION 6.8(d), the calculations for the Fiscal Quarter periods ending March 31, 2005, June 30, 2005, September 30, 2005, shall be calculated as follows: (i) for the calculation period ending March 31, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the three-calendar month period from January 1, 2005 through March 31, 2005; (ii) for the calculation period ending June 30, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the two-Fiscal Quarter period from January 1, 2005 through June 30, 2005; (iii) for the calculation period ending September 30, 2005, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the three-Fiscal Quarter period from January 1, 2005, through September 30, 2005; and (iv) thereafter, the amount of each item to be used in the calculation shall be equal to the actual amount of such item for the trailing four-Fiscal Quarter period most recently ended.

                                       66          CREDIT AND GUARANTY AGREEMENT

            (e) Minimum Consolidated Liquidity. Company shall not permit Consolidated Liquidity to be less than the amounts specified below for the correlative periods indicated:

                                                            MINIMUM
                                                          CONSOLIDATED
                 PERIOD                                     LIQUIDITY
--------------------------------------------              ------------
       Closing through April 30, 2005                      $15,625,000
      May 1, 2005 through May 31, 2005                     $15,675,000
     June 1, 2005 through June 30, 2005                    $ 8,700,000
     July 1, 2005 through July 31, 2005                    $ 6,850,000
   August 1, 2005 through August 31, 2005                  $ 6,900,000
September 1, 2005 through September 30, 2005               $ 6,450,000
  October 1, 2005 through October 31, 2005                 $ 6,825,000
 November 1, 2005 through November 30, 2005                $ 6,875,000
 December 1, 2005 through December 31, 2005                $ 6,900,000
  January 1, 2006 through January 31, 2006                 $ 6,200,000
 February 1, 2006 through February 28, 2006                $ 6,980,000
    March 1, 2006 through March 31, 2006                   $ 7,000,000
    April 1, 2006 through April 31, 2006                   $ 6,050,000
      May 1, 2006 through May 31, 2006                     $ 6,075,000
     June 1, 2006 through June 30, 2006                    $ 6,125,000
     July 1, 2006 through July 31, 2006                    $ 6,150,000
   August 1, 2006 through August 31, 2006                  $ 6,175,000
September 1, 2006 through September 30, 2006               $ 6,225,000
  October 1, 2006 through October 31, 2006                 $ 3,250,000
 November 1, 2006 through November 30, 2006                $ 3,300,000
 December 1, 2006 through December 31, 2006                $ 3,325,000
  January 1, 2007 through January 31, 2007                 $ 3,350,000
 February 1, 2007 through February 28, 2007                $ 3,400,000
    March 1, 2007 through March 31, 2007                   $ 3,425,000
    April 1, 2007 through April 31, 2007                   $ 3,475,000
      May 1, 2007 through May 31, 2007                     $ 3,500,000
     June 1, 2007 through June 30, 2007                    $ 3,525,000
     July 1, 2007 through July 31, 2007                    $ 3,575,000

                                       67          CREDIT AND GUARANTY AGREEMENT

                                                             MINIMUM
                                                           CONSOLIDATED
                   PERIOD                                   LIQUIDITY
--------------------------------------------               ------------
   August 1, 2007 through August 31, 2007                  $  3,600,000
September 1, 2007 through September 30, 2007               $  3,625,000
  October 1, 2007 through October 31, 2007                 $  3,675,000
 November 1, 2007 through November 30, 2007                $  3,700,000
 December 1, 2007 through December 31, 2007                $  3,750,000
  January 1, 2008 through January 31, 2008                 $  3,775,000
 February 1, 2008 through February 29, 2008                $  3,800,000
    March 1, 2008 through March 31, 2008                   $  3,850,000
       April 1, 2008 through Maturity                      $  3,850,000

To the extent that Company has satisfied the requirements set forth in SECTION 5.14(b)(i) with respect to the reduction of the Restricted Cash Account upon actual payment of a dividend in connection with the Series D Preferred Shares, the required Minimum Consolidated Liquidity shall be reduced for corresponding periods by the amount of the dividend actually paid. Administrative Agent may, but shall not be required to, prepare a replacement chart evidencing the required Minimum Consolidated Liquidity amounts.

            (f) Loan to Value Ratio. At all times following the thirtieth calendar day following a Qualified IPO, Company shall not permit its Loan to Value Ratio to be more than 0.20:1.00.

            (g) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this SECTION 6.8, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments approved by Administrative Agent in its sole discretion) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Term Loan s incurred during such period).

      6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) the business,

                                       68          CREDIT AND GUARANTY AGREEMENT
property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

            (a) with the exception of any Subsidiary organized under the laws of Canada or any of its Provinces (i) any Subsidiary of Company may be merged with or into Company or any Guarantor Subsidiary (provided that the Company shall always be the surviving Person of any merger to which it is a party and a Guarantor Subsidiary shall be the surviving Person of any merger to which a Guarantor Subsidiary is a party except a merger into Company), and any Subsidiary that is not a Guarantor may be merged with or into any Subsidiary that is not a Guarantor (provided if the parent of a party to any such merger has pledged all or a portion of the stock of such party under the Credit Documents then such party shall be the surviving Person of any such merger or, if the other party is the surviving Person the parent of such surviving Person shall pledge the same proportion of the stock of the surviving Person); and (ii) any Subsidiary of Company may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary or, if such Subsidiary is not a Guarantor, to the Subsidiary that is its parent;

            (b) sales or other dispositions of assets that do not constitute Asset Sales;

            (c) Asset Sales for fair value, the proceeds of which (i) are less than $150,000 with respect to any single Asset Sale or series of related Asset Sales, and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $250,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (2) no less than 100% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by SECTION 2.11(a);

            (d) disposals of obsolete or worn out property;

            (e) Permitted Acquisitions, the aggregate consideration for which, to the extent consisting of (i) Cash (including any Cash paid to dissenting shareholders), Indebtedness of the acquiring Person, or Indebtedness of the Person being acquired, or other consideration besides Capital Stock of the Company, is not more than $1,500,000, in the aggregate, and (ii) Capital Stock of the Company, is not more than $5,000,000;

            (f) Investments made in accordance with SECTION 6.7; and

            (g) the execution of either (i) a letter of intent, term sheet, or similar document (A) that provides for fees (including breakup or similar fees, legal, and other fees and expenses) payable by the Company of no more than $250,000 in the aggregate, and (B) for which prompt notice of the execution thereof has been given to Administrative Agent) or (ii)an agreement (with prompt notice upon execution to be given by Company to the Administrative Agent) for
(i) any merger of Company with or into a Person, or (ii) a sale of all or substantially all of the assets of Company to a Person that is, in the case of either CLAUSE (i) and (ii) above, in the opinion of the Company's board of directors, reasonably likely to be consummated and, if consummated, will result in the concurrent payment in full of all Obligations.

      6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of SECTION 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit

                                       69          CREDIT AND GUARANTY AGREEMENT

Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

      6.11. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

      6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Company or any of its Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries; (c) compensation arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in SCHEDULE 6.12. Company shall disclose in writing each transaction with any holder of 10% or more of any class of Capital Stock of Company or any of its Subsidiaries or with any Affiliate of Company or of any such holder to Administrative Agent.

      6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the enterprise software business and businesses that are reasonably related or incidental thereto, and (ii) such other lines of business as may be consented to by the Administrative Agent and Requisite Lenders.

      6.14. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

      6.15. AMENDMENTS TO ORGANIZATIONAL AGREEMENTS AND MATERIAL CONTRACTS. No Credit Party shall (a) amend or permit any amendments to any Credit Party's Organizational Documents if such amendment would be adverse to Administrative Agent or the Lenders; or (b) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract if such amendment, termination, or waiver would be materially adverse to Administrative Agent or the Lenders.

      6.16. PREPAYMENTS OF CERTAIN INDEBTEDNESS. No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, and (ii) Indebtedness secured by a Permitted Liens if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTION 6.9.

      6.17. REGISTRATION OF INTELLECTUAL PROPERTY. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any applications on any of its unpatented but patentable inventions or any of its registrable but unregistered copyrights and trademarks in the United States Patent and Trademark Office, the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, unless it shall have given 60 days' prior written notice thereof to Administrative Agent.

                                       70          CREDIT AND GUARANTY AGREEMENT

SECTION 7. GUARANTY

      7.1. GUARANTY OF THE OBLIGATIONS. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS"). Notwithstanding the preceding, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law. Should any provision in or obligation under this SECTION 7 be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, all with respect to any Guarantor, shall not in any way be affected or impaired thereby.

      7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this SECTION 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this SECTION 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
SECTION 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this SECTION 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this SECTION 7.2.

      7.3. PAYMENT BY GUARANTORS. Subject to SECTION 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by

                                       71          CREDIT AND GUARANTY AGREEMENT
required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

      7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

            (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

            (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

            (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

            (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of

                                       72          CREDIT AND GUARANTY AGREEMENT
such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Interest Rate Agreement and Currency Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or Interest Rate Agreements and Currency Agreements; and

            (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Interest Rate Agreement or Currency Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Interest Rate Agreements or Currency Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Interest Rate Agreement or Currency Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Interest Rate Agreements or Currency Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

      7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of

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the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or bad faith;
(e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Interest Rate Agreements or Currency
Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in SECTION 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

      7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by SECTION
7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

      7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee

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Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

      7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

      7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to Company or continued from time to time, and any Interest Rate Agreements or Currency Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Interest Rate Agreement or Currency Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Interest Rate Agreements and Currency Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

      7.11. BANKRUPTCY, ETC.

            (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in CLAUSE (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in

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possession, assignee for the benefit of creditors or similar person to pay
Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

      7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

      8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

            (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due, the principal of and premium, if any, on any Term Loan (other than any Excess Cash Flow payment) whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Term Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (iii) when due, or within one Business Day of when due, any interest on any Term Loan; or
(iv) when due, or within 15 days of when Company has received notice of any fee or any other amount due hereunder, except when such amounts are payable upon the closing of any given transaction; or

            (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in SECTION 8.1(a)) in an individual principal amount of $250,000 or more or with an aggregate principal amount of $500,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in CLAUSE (i) above, or
(2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

            (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in SECTION 2.3, SECTION 5.1, SECTION 5.2, SECTION 5.14(b), SECTION 5.17 or SECTION 6; or

            (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or

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thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made (unless any such representation or warranty is already qualified with respect to materiality, in which event it shall have been correct in any respect); or

            (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this SECTION 8.1, and such default shall not have been remedied or waived within 30 days (or, in the case of SECTION 5.17, 2 Business Days) after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

            (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or non-U.S. law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect whether a law of the United States or another country; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this CLAUSE (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or

            (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, whether a law of the United States or another country, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in
SECTION 8.1(f); or

            (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case or related series of transactions, incidents, or conditions an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than 5 days prior to the date of any proposed sale thereunder); or

            (i) Non Monetary Judgments. One (1) or more non-monetary judgments, orders, decrees, permanent injunctions, temporary restraining orders, or similar judicial action shall be rendered

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

against the Company or any of its Subsidiaries which does or would reasonably be expected to (i) enjoin, restrain, or prevent Company or any Subsidiary from conducting all or any material part of its business or operations, including the use of, and provision of services through the use of, software, or (ii) have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment, injunction, restraint, or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (j) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            (k) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $100,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

            (l) Failure to Redeem Preferred Shares. In connection with a Qualified IPO, less than all of Company's and its Subsidiaries' issued and outstanding preferred equity securities are converted into common equity securities of Company; or

            (m) Change of Control. A Change of Control shall occur; or

            (n) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in SECTION 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Term Loan Commitments of each Lender shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Term Loans, and (II) all other Obligations; and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

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

      9.1. APPOINTMENT OF AGENTS. GSSLG is hereby appointed Administrative Agent, Collateral Agent, Syndication Agent and Documentation Agent hereunder and under the other Credit Documents and each Lender hereby authorizes GSSLG, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this SECTION 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, GSSLG, in its capacity as Syndication Agent and Documentation Agent, shall have no obligations but shall be entitled to all benefits of this SECTION 9.

      9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

      9.3. GENERAL IMMUNITY.

            (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

            (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under SECTION 10.5) and, upon receipt of

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such instructions from Requisite Lenders (or such other Lenders, as the case may
be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under SECTION 10.5).

      9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term Lender shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

      9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an "INDEMNITEE AGENT PARTY"), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN

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WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF
SUCH AGENT; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party's gross negligence or willful misconduct. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

      9.7. SUCCESSOR ADMINISTRATIVE AGENT.

            (a) Administrative Agent and Collateral Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent and Collateral Agent. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent and Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's and Collateral Agent's resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

            (b) Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder to an Affiliate of GSSLG without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as the Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Credit Documents.

      9.8. COLLATERAL DOCUMENTS AND GUARANTY.

            (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to any Guaranty, the Collateral and

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the Collateral Documents. Subject to SECTION 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under SECTION 10.5) have otherwise consented, or (ii) release any Guarantor from any Guaranty or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under SECTION 10.5) have otherwise consented.

            (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10. MISCELLANEOUS

      10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent or Documentation Agent shall be sent to such Person's address as set forth on APPENDIX B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on APPENDIX B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or upon receipt if deposited in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

      10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company;
(d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers whether internal or external; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained

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

by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Term Loans and Term Loan Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

      10.3. INDEMNITY.

            (a) In addition to the payment of expenses pursuant to SECTION 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this SECTION 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and their respective Affiliates each of is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency and other Excluded Deposit Accounts)) and any other Indebtedness at any time held or owing by such Lender to or

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

for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to SECTION 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

      10.5. AMENDMENTS AND WAIVERS.

            (a) Requisite Lenders' Consent. Subject to SECTIONS 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Requisite Lenders.

            (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                  (i) extend the scheduled final maturity of any Term Loan or Term Loan Note;

                  (ii) waive, reduce or postpone any scheduled repayment (but not prepayments which shall be subject to SECTION 2.11(b));

                  (iii) reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to SECTION 2.7) or any fee payable hereunder;

                  (iv) extend the time for payment of any such interest or fees;

                  (v) reduce the principal amount of any Term Loan;

                  (vi) amend, modify, terminate or waive any provision of this
      SECTION 10.5(b) or SECTION 10.5(c);

                  (vii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

                  (viii) release all or substantially all of the Collateral or any Guarantors from any Guaranty except as expressly provided in the Credit Documents; or

                  (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

            (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

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

                  (i) amend, modify, terminate or waive any provision of SECTION 3.2(a) with regard to any Credit Extension without the consent of Requisite Lenders;

                  (ii) amend, modify, terminate or waive any provision of
      SECTION 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

            (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

      10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

            (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loan Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in SECTION 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loan Commitments or Term Loans.

            (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loan Commitment or Term Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan and any related Term Loan Commitments):

                  (i) to any Person meeting the criteria of CLAUSE (a) or CLAUSE
      (b) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

                  (ii) to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent; provided, each such assignment pursuant to this SECTION 10.6(c)(ii) shall

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

      be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loans of the assigning Lender) with respect to the assignment of Term Loans.

            (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to SECTION 2.17(c).

            (e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, together with any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

            (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this SECTION 10.6, the disposition of such Term Loans or any interests therein shall at all times remain within its exclusive control).

            (g) Effect of Assignment. Subject to the terms and conditions of this SECTION 10.6, as of the "Effective Date" (as defined in the applicable Assignment Agreement) (i) the assignee thereunder shall have the rights and obligations of a Lender hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a Lender for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under SECTION 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Term Loan Commitments shall be modified to reflect the Term Loan Commitment of such assignee and any Term Loan Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Term Loan Commitments and/or outstanding Term Loans of the assignee and/or the assigning Lender. Notwithstanding the foregoing, an assignee, including an Eligible Assignee, shall not be entitled to receive any greater payment under SECTION 2.16 or SECTION 2.17 than the applicable Lender making

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

such assignment would have been entitled to receive with respect to the assigned portion of the rights and obligations under this Agreement.

            (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Term Loan Commitments, Term Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Term Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or any Guarantors from any Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Term Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of SECTIONS 2.15(c), 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to CLAUSE (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under SECTION 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent, and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of
SECTION 2.17 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with SECTION 2.17 as though it were a Lender. To the extent permitted by applicable law, each participant also shall be entitled to the benefits of
SECTION 10.4 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.14 as though it were a Lender.

            (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this SECTION 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Term Loans, the other Obligations owed by or to such Lender, and its Term Loan Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a Lender or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in SECTIONS 2.15(c), 2.16, 2.17, 10.2,
10.3 and 10.4 and the agreements of

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

Lenders set forth in SECTIONS 2.14, 9.3(b) and 9.6 shall survive the payment of the Term Loans, and the termination hereof.

      10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements and Currency Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.11. SEVERABILITY. In case any provision in or obligation hereunder or any Term Loan Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

                                       88          CREDIT AND GUARANTY AGREEMENT

      10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      10.17. CONFIDENTIALITY. Each Lender shall use commercially reasonable standards to hold confidential all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such

                                       89          CREDIT AND GUARANTY AGREEMENT
information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this SECTION 10.17), each of whom has agreed to keep the same confidential, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements and Currency Agreements (provided, that each of such Persons are advised of and agree to be bound by the provisions of this SECTION 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) to any Lender's financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information and agrees to keep the same confidential, and (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding the foregoing, on or after the Closing Date and after the Company has completed a public offering of its equity securities or has withdrawn its registration statement with the Securities and Exchange Commission, Administrative Agent may, at its own expense, issue news releases and publish "tombstone" advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media.

      10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

                                       90          CREDIT AND GUARANTY AGREEMENT

      10.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      10.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

      10.21. PATRIOT ACT. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Act.

      10.22. CERTAIN REPRESENTATIONS.

            (a) Each Lender has substantial experience in evaluating loan transactions with companies similar to Company and has such knowledge and experience in financial and business matters that Lender has the capacity to protect its own interests in making the Term Loan to Company.

            (b) Company and each Guarantor have substantial experience in evaluating loan transactions with companies similar to Lenders and have such knowledge and experience in financial and business matters that each of Company and each Guarantor has the capacity to protect its own interests in receiving or guaranteeing, as the case may be, the Term Loan from Lenders to Company.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW.


                                       91          CREDIT AND GUARANTY AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Credit and Guaranty Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                     TALEO CORPORATION,
                                     a Delaware corporation, as Company

                                     By: /s/ Jean Lavigueur
                                         _______________________________________
                                         Name:  Jean Lavigueur
                                         Title: Chief Financial Officer

                                     RECRUITFORCE.COM, INC.,
                                     a California corporation, as Guarantor

                                     By: /s/ Jean Lavigueur
                                         _______________________________________
                                         Name:  Jean Lavigueur
                                         Title: Chief Financial Officer

                               SIGNATURE PAGE TO
                          CREDIT AND GUARANTY AGREEMENT

                              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Lead Arranger, Collateral Agent, Documentation Agent, and Syndication Agent

                                   /s/ Todd B. Foust
                              By: ______________________________________________
                                  Name:  Todd B. Foust
                                  Title: Vice President

                              GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC., as a Lender

                                   /s/ Todd B. Foust
                              By: ______________________________________________
                                  Name:  Todd B. Foust
                                  Title: Vice President

                               SIGNATURE PAGE TO
                          CREDIT AND GUARANTY AGREEMENT

                                   APPENDIX A

                              TERM LOAN COMMITMENT

                                                                                          PRO
                    LENDER                             TERM LOAN COMMITMENT            RATA SHARE
---------------------------------------------          --------------------            ----------
Goldman Sachs Specialty Lending Holdings, Inc.         $      20,000,000.00                   100%

                     TOTAL                             $      20,000,000.00                   100%

                                                                      APPENDIX A

                                   APPENDIX B

                                NOTICE ADDRESSES

TALEO CORPORATION
     575 Market Street, 8th Floor
     San Francisco, CA  94105
     Attention:  Chief Financial Officer
     Telecopier:  866-507-5966

RECRUITFORCE.COM, INC.,
     444 Castro Street, Suite 302
     Mountain View, California  94041
     Attention:  Chief Financial Officer
     Telecopier:  866-507-5966

in each case, with a copy to:

TALEO CORPORATION
     575 Market Street, 8th Floor
     San Francisco, CA  94105
     Attention:  Corporate Counsel
     Telecopier:  866-507-5966

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent,
Documentation Agent, Lead Arranger, and Syndication Agent

     Goldman Sachs Specialty Lending Group, L.P.
     600 E. Las Colinas Boulevard
     Suite 400
     Irving, Texas  75039
     Attention:  Florence Hosanna, Account Manager
     Telecopier:  972-368-5099

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC.
as a Lender,

     Goldman Sachs Specialty Lending Holdings, Inc.
     85 Broad Street
     New York, New York  10004
     Attention:  Managing Director

                                                                      APPENDIX B
with copies to:

     Goldman Sachs Specialty Lending Holdings, Inc.
     600 E. Las Colinas Boulevard
     Suite 400
     Irving, Texas  75039
     Attention:  Florence Hosanna, Account Manager
     Telecopier:  972-368-5099

and

     Goldman Sachs Specialty Lending Group, L.P.
     600 E. Las Colinas Boulevard
     Suite 400
     Irving, Texas  75039
     Attention:  Kyle Volluz, GSSLG In-House Counsel
     Telecopier:  972-368-3199



                                       2                              APPENDIX B

                                   EXHIBIT A-1
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                                 FUNDING NOTICE

      Reference is made to that certain Credit and Guaranty Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among TALEO CORPORATION, a Delaware corporation (the "COMPANY"), the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT").

      1. Pursuant to Section 2.1 of the Credit Agreement, Company desires that Lenders make the following Term Loans to Company on April 25, 2005 (the "CLOSING DATE") in accordance with the applicable terms and conditions of the Credit
Agreement:

      (a) Term Loan:

            [ ]   Base Rate Loans:                            $[___,___,___]

            [ ]   LIBOR Rate Loans, with an initial Interest
                  Period of ________ month(s):                $[___,___,___]

      2. Company hereby certifies to Agent and each Lender that:

      (a) as of the Closing Date, (i) all Term Loans shall not exceed the Term Loan Commitments then in effect, and (ii) all of the conditions precedent specified in Section 3 of the Credit Agreement shall have been satisfied or waived; and

      (b) the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Closing Date, both before and after giving effect to the borrowing contemplated hereby, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

      (c) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute a Default or an Event of Default; and

      (d) the Chief Financial Officer of the Company shall have delivered an Officer's Certificate representing and warranting and otherwise demonstrating to the satisfaction of Agent that, as of the Closing Date, Company reasonably expects, after giving effect to the proposed borrowing and based upon good faith determinations and projections consistent with the Financial Plan, to be in compliance with all

                                                                     EXHIBIT A-1
operating and financial covenants set forth in the Credit Agreement as of the last day of each Fiscal Quarter ending prior to the Term Loan Maturity Date.

      3. Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.



                                        2                            EXHIBIT A-1

      IN WITNESS WHEREOF, Company has caused this Funding Notice to be executed and delivered by its duly authorized representative as of the date set forth below.

                                         TALEO CORPORATION,
                                         as Company

                                         By:_________________________________
                                         Name:______________________________
                                         Title:_______________________________

                                         Date:______________________, 200__


                                        3                            EXHIBIT A-1

                                   EXHIBIT A-2
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                         CONVERSION/CONTINUATION NOTICE

      Reference is made to that certain Credit and Guaranty Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Taleo Corporation, a Delaware corporation ("COMPANY"), the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT").

      1. Subject to Section 2.15 of the Credit Agreement and pursuant to Section
2.6 of the Credit Agreement, Company desires to convert or to continue the following Term Loans, each such conversion and/or continuation to be effective as of ____________________, 20_____:

      (a) Term Loan:

       $[___,___,___]    LIBOR Rate Loans to be continued with an Interest
                         Period of ____ month(s)

       $[___,___,___]    Base Rate Loans to be converted to LIBOR Rate Loans
                         with an Interest Period of ____ month(s)

       $[___,___,___]    LIBOR Rate Loans to be converted to Base Rate Loans

      2. Company hereby certifies to Agent and each Lender that, as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute a Default or an Event of Default.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.


                                       1                             EXHIBIT A-2

      IN WITNESS WHEREOF, Company has caused this Conversion/Continuation Notice to be executed and delivered by its duly authorized representative as of the date set forth below.

                                          TALEO CORPORATION,
                                          as Company

                                          By:_________________________________
                                          Name:______________________________
                                          Title:_______________________________

                                          Date:______________________, 20______


                                       2                             EXHIBIT A-2

                                    EXHIBIT B
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                                 TERM LOAN NOTE

$20,000,000.00                                                    April __, 2005
                                                              New York, New York

      FOR VALUE RECEIVED, TALEO CORPORATION, a Delaware corporation ("COMPANY"), hereby promises to pay to GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC., a Delaware corporation, or its registered assigns ("PAYEE"), on or before the Term Loan Maturity Date, TWENTY MILLION DOLLARS AND ZERO CENTS ($20,000,000.00) under the Credit Agreement referred to below.

      Company also hereby promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Company, Payee, the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT").

      This Term Loan Note (this "NOTE") is the "Term Loan Note" in the aggregate principal amount of $20,000,000.00 referred to in, and is issued pursuant to and entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Agent or at any other place that shall be designated in writing for such payments in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Agent and recorded in the Register, Company, Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

      This Note is subject to mandatory prepayment and to voluntary prepayment at the option of Company, in each case as provided in the Credit Agreement.

      THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.


                                       1                               EXHIBIT B

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Company promises to pay all costs and expenses (including, without limitation, reasonable attorneys' fees), all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.


                                        2                              EXHIBIT B

      IN WITNESS WHEREOF, each Company has caused this Term Loan Note to be executed and delivered by its duly authorized representative as of the date and at the place first written above.

                                                       COMPANY:

                                                       TALEO CORPORATION

                                                       By:______________________
                                                       Name:____________________
                                                       Title:___________________


                                        3                              EXHIBIT B

                                    EXHIBIT C
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                             COMPLIANCE CERTIFICATE

      Pursuant to the Credit Agreement referred to below, the undersigned hereby certifies as follows:

      1. I am the [Chief Financial Officer/Treasurer/President] of TALEO CORPORATION, a Delaware corporation ("COMPANY").

      2. I have reviewed the terms of that certain Credit Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Company, the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Credit Parties during the accounting period covered by the attached financial statements.

      3. The examination described in SECTION 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (this "CERTIFICATE"), except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Credit Parties have taken, are taking, or propose to take with respect to each such condition or event.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.


                                        1                              EXHIBIT C

      IN WITNESS WHEREOF, Company has caused this Certificate to be executed and delivered by its duly authorized representative as of the date set forth below.

                                   TALEO CORPORATION,
                                   as Company

                                   By:_________________________________
                                   Name:______________________________
                                   Title:  [Chief Financial Officer/Treasurer/
                                           President]

                                   Date:______________________, 20______


                                       2                               EXHIBIT C

                                     Annex A

For the fiscal [quarter] [year] ending _____________________, 20_____:

1. Current Ratio: (i)/(ii) =

       (i) Consolidated Current Assets: $[___,___,___]

       (ii) Consolidated Current Liabilities: $[___,___,___]

                                            Actual:     [____:1.00]
                                            Required::  [____:1.00]

2. Consolidated Adjusted EBITDA: (i) - (ii) =

       (i)         (a) Consolidated Net Income:                   $[___,___,___]

                   (b) Consolidated Interest Expense:             $[___,___,___]

                   (c) provisions for taxes based on income:      $[___,___,___]

                   (d) total depreciation expense:                $[___,___,___]

                   (e) total amortization expense:                $[___,___,___]

                   (f) other non-cash items reducing
                       Consolidated Net Income[*]:                $[___,___,___]

                   (g) Phase I Development Costs, if any:         $[___,___,___]

       (ii)        (a) other non-cash items increasing
                       Consolidated Net Income[**]:               $[___,___,___]

                   (b) interest income:                           $[___,___,___]

                   (c) other non-ordinary course income:          $[___,___,___]

                                                Actual:           $[___,___,___]
                                                Minimum:       >= $[___,___,___]

------------------------------

[*] Excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

[**] Excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.


                                        3                              EXHIBIT C

3.  Consolidated Capital Expenditures:   Actual:                $[___,___,___]
                                         Maximum:            <= $[___,___,___]

4.  Hosted Application Revenue:          Actual:                $[___,___,___]
                                         Minimum:            >= $[___,___,___]

5.  Consolidated Liquidity:              Actual:                $[___,___,___]
                                         Minimum:            >= $[___,___,___]

6. Loan to Value Ratio***: (i)/(ii) =

       (i)     Company's Obligations as of
               the Date hereof:                                 $[___,___,___]

       (ii)    Company's Enterprise Value as of
               the Date hereof:                                 $[___,___,___]

                                         Actual:     _.__:1.00
                                         Required:   0.20:1.00

-------------------------

*** Only measured after Qualified IPO


                                       4                               EXHIBIT C

                                    EXHIBIT D
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                           FORM OF OPINION OF COUNSEL


                                        1                              EXHIBIT D

                                    EXHIBIT E
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement (this "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to, incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

      For good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date set forth below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents that represent the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, the Credit Agreement and the other Credit Documents, without representation or warranty by the Assignor.

1.     ASSIGNOR:             ______________________

2.     ASSIGNEE:             ______________________, who is an Eligible Assignee

3.     COMPANY:              TALEO CORPORATION, a Delaware corporation

4.     AGENT:                GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.,
                             as as Administrative Agent, Collateral Agent, Lead
                             Arranger, Syndication Agent, and Documentation
                             Agent.

5.     CREDIT AGREEMENT:     Credit Agreement, dated as of April 25, 2005, by
                             and among Taleo Corporation, a Delaware corporation
                             ("COMPANY"), the Lenders party thereto from time to time, and Goldman Sachs Specialty Lending Group,
                             L.P., as Administrative Agent, Collateral Agent,
                             Lead Arranger, Syndication Agent, and Documentation
                             Agent (in such capacities, "AGENT"), as amended, restated, supplemented or otherwise modified from time to time


                                        1                              EXHIBIT E

6.     ASSIGNED INTEREST:

                                 Aggregate Amount                          Percentage of Term
                                 of Term Loans for     Amount of Term        Loans Assigned
Term Loan Commitment Assigned       all Lenders        Loans Assigned           [******]
-----------------------------    -----------------     --------------      ------------------
____________________             $   _____________     $  ___________           _____________%

7.     EFFECTIVE DATE:                 __________________, 20_____ [TO BE
                                       INSERTED BY AGENT AND WHICH SHALL BE THE
                                       EFFECTIVE DATE OF RECORDATION OF TRANSFER
                                       ON THE REGISTER.]

8.     NOTICE AND WIRE INSTRUCTIONS:

   [NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

   Notices:                                     Notices:
   _______________________                      __________________________
   _______________________                      __________________________
   _______________________                      __________________________
   Attention:_____________                      Attention:________________
   Facsimile:_____________                      Facsimile:________________

   with a copy to:                              with a copy to:
   _______________________                      __________________________
   _______________________                      __________________________
   _______________________                      __________________________
   Attention:_____________                      Attention:________________
   Facsimile:_____________                      Facsimile:________________

   Wire Instructions:                           Wire Instructions:
   _______________________                      __________________________
   _______________________                      __________________________

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.

-----------------------------

[******]Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.


                                        2                              EXHIBIT E

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment to be executed and delivered by their respective duly authorized representatives as of the Effective Date.

                                           ASSIGNOR:

                                           [NAME OF ASSIGNOR]

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                           ASSIGNEE:

                                           [NAME OF ASSIGNEE]

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            ACKNOWLEDGEMENT FOLLOWS.


                                        3                              EXHIBIT E

                                           [CONSENTED TO][********]:

                                           AGENT:

                                           GOLDMAN SACHS SPECIALTY LENDING
                                           GROUP, L.P.

                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________

--------------------------

[********]To be added only if the consent of Agent is required by the terms of the Credit Agreement.


                                        4                              EXHIBIT E

                                     Annex 1

                        Standard Terms and Conditions for
                       Assignment and Assumption Agreement

      1. Representations and Warranties.

      (a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, representations and/or warranties made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document, or any Collateral thereunder, (iii) the financial condition of any Credit Party or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by any Credit Party or any other Person of any of their respective obligations under any Credit Document.

      (b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and any other documents and information that it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (v) it has substantial experience in evaluating loan transactions with companies similar to Company and has such knowledge and experience in financial and business matters such that it has the capacity to protect its own interests in purchasing the Assigned Interest; and (vi) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on any documents and information that it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their respective terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued up to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in multiple counterparts (any of which may be delivered by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same Assignment. This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.


                                        5                              EXHIBIT E

                                    EXHIBIT F
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                         CERTIFICATE RE NON-BANK STATUS

      Reference is made to that certain Credit Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among TALEO CORPORATION, a Delaware corporation ("COMPANY"), the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT"). Pursuant to Section 2.17(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code.

                                                       [NAME OF LENDER]

                                                       By:______________________
                                                       Name:____________________
                                                       Title:___________________


                                       1                               EXHIBIT F

                                   EXHIBIT G-1
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                            CLOSING DATE CERTIFICATE

      The undersigned hereby certifies as follows:

      1. Pursuant to Section 3.1(o) of that certain Credit Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among TALEO CORPORATION, a Delaware corporation ("COMPANY"), the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT"), Company hereby requests that Lenders make the following Term Loans to Company on the Closing Date:

      (a) Term Loan:                 $20,000,000

      2. Each Credit Party has reviewed the terms of Section 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and in each Credit Party's opinion, it has made, or has caused to be made under its supervision, any examination or investigation that is necessary to enable it to express an informed opinion as to the matters referred to herein.

      3. Based upon each Credit Party's review and examination described in
SECTION 2 above, each Credit Party certifies to Agent and each Lender that, as of the Closing Date:

      (a) the representations and warranties of such Credit Party contained in each Credit Document to which it is a party are true and correct in all material respects on and as of the Closing Date, both before and after giving effect to the borrowing contemplated hereby, to the same extent as though made on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

      (b) no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or has been noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, to recover any damages or to obtain relief as a result of, the borrowing contemplated hereby; and

      (c) no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute a Default or an Event of Default.

      4. Each Credit Party has requested Wilson Sonsini Goodrich & Rosati, Professional Corporation to deliver to Agent and Lenders on the Closing Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement and any other matters that Agent may reasonably request.


                                        1                            EXHIBIT G-1

      5. Each Credit Party has obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents, and each of the foregoing is in full force and effect. All applicable waiting periods have expired without any action being taken or threatened by any Governmental Authority or other Person which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing is pending, and the time for any Governmental Authority or other Person to take action to set aside its consent on its own motion shall have expired.

      6. Attached hereto as ANNEX A are true, correct and complete copies of:
(a) the Historical Financial Statements, (b) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the related financings and the other transactions contemplated by the Credit Documents, and (c) the Projections.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.


                                        2                            EXHIBIT G-1

      IN WITNESS WHEREOF, Company has caused this Closing Date Certificate to be executed and delivered by its duly authorized representative as of the Closing Date.

                                                TALEO CORPORATION,
                                                as Company

                                                By:_________________________
                                                Name:_______________________
                                                Title:______________________


                                        3                            EXHIBIT G-1

                                     Annex A

Attached hereto are copies of: (a) the Historical Financial Statements, (b) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the related financings and the other transactions contemplated by the Credit Documents, and (c) the Projections.


                                       4                             EXHIBIT G-1

                                   EXHIBIT G-2
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                              SOLVENCY CERTIFICATE

      The undersigned hereby certifies as follows:

      1. I am the [Chief Financial Officer/Treasurer/President] of Taleo Corporation, a Delaware corporation ("COMPANY").

      2. Reference is made to that certain Credit Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Company, the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT").

      3. I have reviewed the terms of Section 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, any examination or investigation that is necessary to enable me to express an informed opinion as to the matters referred to herein.

      4. Based upon my review and examination described in SECTION 3 above, I certify that, as of the Closing Date, after giving effect to the consummation of the financings and the other transactions contemplated by the Credit Documents, each of Company and its Subsidiaries, on a consolidated basis, are and will be Solvent.


                                       1                             EXHIBIT G-2

      IN WITNESS WHEREOF, the undersigned has caused this Solvency Certificate to be executed and delivered by its duly authorized representative as of the Closing Date.

                          TALEO CORPORATION,
                          as Company

                          By:_________________________________
                          Name:______________________________
                          Title:[Chief Financial Officer/ Treasurer/ President]


                                        1                            EXHIBIT G-2

                                   EXHIBIT G-3
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                 CASH RELEASE COMPLIANCE NOTICE AND CERTIFICATE

      Reference is made to that certain Credit and Guaranty Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among TALEO CORPORATION, a Delaware corporation (the "COMPANY"), the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT").

      1. Pursuant to Section 5.14(b) of the Credit Agreement, Company desires that Agent release any excess funds from the Restricted Cash Account to Company on ___________, 200__ (the "STEP-DOWN DATE") to reduce the Funds or deposit in the Restricted Cash Account to the amount opposite the Step-Down Date in accordance with the applicable terms and conditions of the Credit Agreement, as set forth below:

                                                         MINIMUM CASH
                  PERIOD                               SUBJECT TO CONTROL
--------------------------------------------           ------------------
Closing through June 30, 2005                              $7,500,000

July 1, 2005 through July 31, 2005                         $6,250,000

August 1, 2005 through August 31, 2005                     $5,750,000

September 1, 2005 through September 30, 2005               $5,250,000

October 1, 2005 through December 31, 2005                  $5,000,000

January 1, 2006 through September 30, 2006                 $4,500,000

October 1, 2006 through March 31, 2008                     $        0

      2. Company hereby certifies to Agent and each Lender that:

      (a) as of the date of this Certificate and the Step-Down Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects, both before and after giving effect to the balance reduction contemplated hereby, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and


                                        1                            EXHIBIT G-3

      (b) as of the date of this Certificate and the Step-Down Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute a Default or an Event of Default.

      3. Agent shall be entitled, but not obligated to, request and receive, prior to the making of any balance reduction in the Restricted Cash Account, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of Agent, such request is warranted under the circumstances.

      4. No cash shall be released from the Restricted Cash Account in accordance with the step-downs referenced above for the period commencing October 1, 2006 until Company has delivered a compliance certificate evidencing compliance for the Fiscal Quarter ending September 30, 2006, and evidencing compliance with the Minimum Consolidated Liquidity covenant set forth in Section 6.8(e) of the Credit Agreement for the period commencing October 1, 2006.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.


                                        2                            EXHIBIT G-3

      IN WITNESS WHEREOF, Company has caused this Cash Release Compliance Notice and Certificate to be executed and delivered by its duly authorized representative as of the date set forth below.

                                 TALEO CORPORATION,
                                 as Company

                                 By:_________________________________
                                 Name:______________________________
                                 Title:_______________________________

                                 Date:______________________, 200_***

------------------------------

*** Date must be at least 3 Business Days prior to Step-Down Date referenced above.


                                        3                            EXHIBIT G-3

                                   EXHIBIT G-4
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                      2004 FINANCIAL OFFICER CERTIFICATION

      Pursuant to the Credit Agreement referred to below, the undersigned hereby certifies as follows:

      1. I am the [Chief Financial Officer/Treasurer/President] of TALEO CORPORATION, a Delaware corporation ("COMPANY").

      2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Company, the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Credit Parties during the accounting period covered by the attached 2004 draft unaudited financial statements.

      3. The examination described in SECTION 2 has revealed that:

      (a) the 2004 audited consolidated financial statements will not be materially different from the draft 2004 unaudited consolidated financial statements covering the same accounting period attached as Exhibit A (the "2004 UNAUDITED FINANCIALS") to this Financial Officer Certification (this "CERTIFICATION"), except for non-cash compensation charges, if any, relating to granting stock options at less than fair market value that may be reflected in the final audited financial statements after consultation with Deloitte and Touche and the Securities and Exchange Commission;

      (b) the 2004 Unaudited Financials have been presented to the audit committee of Company; and

      (c) The 2004 Unaudited Financials are free of material misstatements and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended.

      4. I hereby certify to Agent and each Lender that Company has provided to Deloitte & Touche, LLP, copies of any and all materials, reports, notices, and statements necessary to complete any examinations by such accountants in connection with the audit of the 2004 Unaudited Financials in accordance with generally accepted auditing standards.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.


                                        1                            EXHIBIT G-4

      IN WITNESS WHEREOF, Company has caused this Certification to be executed and delivered by its duly authorized representative as of the date set forth below.

                                       TALEO CORPORATION,
                                       as Company

                                       By:_________________________________
                                       Name:______________________________
                                       Title:[Chief Financial Officer/Treasurer/
                                             President]

                                       Date:______________________, 20______


                                        2                            EXHIBIT G-4

                                   EXHIBIT H-1
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                          PLEDGE AND SECURITY AGREEMENT

                                [to be attached]


                                        1                            EXHIBIT H-1

                                   EXHIBIT H-2
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                          COPYRIGHT SECURITY AGREEMENT

      This COPYRIGHT SECURITY AGREEMENT (the "AGREEMENT") is executed as of __________, 200_, by TALEO CORPORATION, a Delaware corporation ("DEBTOR"), whose address is 575 Market Street, 8th Floor San Francisco, CA 94105 and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Collateral Agent for the Lenders described below ("SECURED PARTY") whose address is 600 Las Colinas Boulevard, Suite 400, Irving, Texas 75039.

                                    RECITALS

      A. Debtor, the Lenders party thereto from time to time, and Secured Party have entered into a Credit and Guaranty Agreement dated as of April 25, 2005 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

      B. In connection with the Credit Agreement, a Pledge and Security Agreement (as amended, modified, supplemented, or restated from time to time, the "SECURITY AGREEMENT") has been entered into by and among Debtor and Secured Party whereby Debtor granted to Secured Party a security interest in certain assets of Debtor, including, without limitation, the Copyright Collateral (as defined below) to secure the payment of the Obligations;

      C. Subject to the terms and conditions set forth below, Debtor and Secured Party desire to enter into this Agreement in order to further evidence the security interest of Secured Party in the Copyright Collateral (as defined below); and

      D. This Agreement is integral to the transactions contemplated by the Loan Documents.

      ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1 Defined Terms. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. Terms used herein which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have their meanings as set forth in the UCC.

      SECTION 2 Security Interest. In order to secure the full and complete payment and performance of the Obligations when due, Debtor hereby grants to Secured Party a security interest in all of Debtor's rights, titles, and interests in and to the Copyright Collateral (defined below) and pledges the Copyright Collateral to Secured Party, all upon and subject to the terms and conditions of this Agreement. Such security interest is granted and pledge is made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Copyright Collateral or any transaction involving or giving rise thereto. If the grant or pledge of any specific item of the Copyright Collateral is expressly prohibited by any contract, then the security interest


                                        1                            EXHIBIT H-2
and pledge created hereby nonetheless remain effective to the extent allowed by the UCC or other applicable Law, but are otherwise limited by that prohibition.

      SECTION 3. Copyright Collateral. As used herein, the term "COPYRIGHT COLLATERAL" means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:

            (a) All copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of Debtor, including, without limitation, all of Debtor's rights, titles, and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the registered copyrights set forth on SCHEDULE 1; (b) all renewals, extensions, and modifications thereof; (c) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present, or future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor.

      SECTION 4. Security Agreement. This Agreement has been executed and delivered by the Debtor for the purpose of registering the security interest of the Secured Party in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party for its benefit and the benefit of the Banks under the Security Agreement. The Security Agreement (and all rights and remedies of Secured Party and the Banks thereunder) shall remain in full force and effect in accordance with its terms.

      SECTION 5. Acknowledgment. The Debtor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

      SECTION 6. Loan Document, etc. This Agreement is a Collateral Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

      SECTION 8. Counterparts. This Agreement may be executed by parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGES FOLLOW.


                                        2                            EXHIBIT H-2

      IN WITNESS WHEREOF, the Debtor has duly executed this Copyright Security Agreement as of the day and year first written above.

TALEO CORPORATION, a Delaware corporation, as Debtor

By: __________________________________
    Name:_____________________________
    Title:____________________________


                                        3                            EXHIBIT H-2

      IN WITNESS WHEREOF, Secured Party has duly executed this Copyright Security Agreement as of the day and year first written above.

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Secured Party

By: __________________________________
    Name:_______
    Title:______


                                        4                            EXHIBIT H-2

                                   SCHEDULE 1

                                   COPYRIGHTS

U.S. COPYRIGHTS

           REGISTRATION
OWNER           NO.                TITLE     COUNTRY
_______    ____________            _____     _______
_______    ____________            _____     _______
_______    ____________            _____     _______


                                        5                            EXHIBIT H-2

                                   EXHIBIT H-3
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                               HYPOTHEC ON SHARES

GRANTED BY:   TALEO CORPORATION, a Delaware corporation, whose address is 575
              Market Street, 8th Floor; San Francisco, CA 94105;

              (the "GRANTOR");

IN FAVOUR OF: GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P, having a place of business at 600 Las Colinas Boulevard, Suite 400, Irving, Texas 75039;

              (the "COLLATERAL AGENT").

A. WHEREAS, the Grantor, the lenders party thereto from time to time (the "LENDERS"), and the Collateral Agent have entered into a Credit and Guaranty Agreement dated as of April 25, 2005 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement").

B. WHEREAS, the Grantor has provided a security interest and pledge over the Collateral (as such term is defined in the Pledge and Security Agreement) to the Collateral Agent by virtue of a Pledge and Security Agreement dated as of April 25, 2005 (as amended, modified, supplemented, or restated from time to time, the "Pledge and Security Agreement")

C. WHEREAS, this Hypothec on Shares is integral to the transactions contemplated by the Credit Documents (as such term is defined in the Credit Agreement), and the execution and delivery hereof are conditions precedent to any Lender's obligations to extend credit under the Credit Documents.

D. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the parties hereto, the parties hereto agree as follows:

1. INTERPRETATION

The terms defined in the Credit Agreement shall have the same meaning when used hereunder unless there be something in the subject or the context inconsistent therewith or unless otherwise defined herein.

"OBLIGATIONS" means, collectively, (a) the "Obligations" as defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of the Grantor arising under the Pledge and Security Agreement, this Hypothec on Shares or any guaranty assuring payment of the Obligations; it being the intention and contemplation of the Grantor and the Collateral Agent that the Grantor may guarantee (or otherwise become directly or contingently obligated with respect to) the obligations of others to the Collateral Agent, that from time to time overdrafts of the Grantor's accounts with the Collateral Agent may occur, and that the Collateral Agent may from time to time acquire from others obligations of the Grantor to such others, and that payment and repayment of all of the foregoing are intended to and shall be part of the Obligations secured hereby. The Obligations shall include, without limitation, future, as well as existing, advances, indebtedness, liabilities, and obligations owed by the Grantor to the Collateral Agent arising under the Credit Documents or otherwise.


                                       1                             EXHIBIT H-3

All representations, warranties and covenants of the Pledge and Security Agreement not contained herein shall apply to this Hypothec on Shares, mutatis mutandis, as if reproduced herein.

In the event of any inconsistency, contradiction or conflict between the provisions hereof and the provisions of the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall prevail to the extent of such inconsistency, contradiction or conflict.

2. DESCRIPTION OF THE CHARGED PROPERTY

The Grantor hypothecates, delivers and pledges, the whole in favour of the Collateral Agent for its benefit and the benefit of the Lenders (the hypothec hereby constituted being hereinafter referred to as the "HYPOTHEC"), all rights, titles, and interests of the Grantor in and to all outstanding stock, equity, or other investment securities owned by the Grantor, including without limitation, all such stock, equity, or other investment securities set forth on EXHIBIT 1 (the "PLEDGED SHARES"); provided that (i) not more than 66% of the capital stock or other ownership interest of the Grantor in any Foreign Subsidiary directly held by Grantor, and (ii) no outstanding equity of any Foreign Subsidiary not directly held by Grantor is, or is required to be, pledged to the Collateral Agent under any provision hereof, and any capital stock or ownership interest held by Collateral Agent in excess of 66% shall be held in trust for the benefit of Grantor.

3. SECURED OBLIGATIONS

The Hypothec shall secure payment and performance of the Obligations.

The Hypothec further secures the payment of all sums due or to become due pursuant to the present deed and the performance of all obligations provided for under the present deed.

Any future obligation hereby secured shall be deemed to be one in respect of which the Grantor has once again obligated itself hereunder according to the provisions of Article 2797 of the Civil Code of Quebec.

4. AMOUNT OF THE HYPOTHEC

The amount for which the Hypothec is granted is a principal amount of CDN$40,000,000, with an additional hypothec equal to 20% of the principal amount, the whole plus interest thereon from the date hereof at the rate of 25% per annum.

The rate of interest mentioned herein before is a notional interest rate only and for the purposes of the creation of the hypothec only. The effective rate or rates of interest payable by the Grantor shall be the rate or rates set forth in the Credit Agreement and not the aforementioned rate.

5. RIGHTS OF COLLATERAL AGENT

      5.1 The Grantor hereby expressly acknowledges and agrees that for the purposes hereof, the Collateral Agent shall be the sole holder of the Pledged Shares and hold same as the Collateral Agent, on behalf and for the benefit of itself and the Lenders.

      5.2 The Collateral Agent shall have all other rights granted to it under the Pledge and Security Agreement, the Credit Agreement and the Credit Documents.


                                       2                             EXHIBIT H-3

6. DELIVERY OF SHARES

The certificates representing the Pledged Shares endorsed in blank for transfer or accompanied by stock powers of attorney satisfactory to the Collateral Agent shall forthwith be delivered to and remain in the custody of the Collateral Agent or its nominee. Delivery of the Pledged Shares shall be deemed to have occurred simultaneously hereunder and under the Pledge and Security Agreement.

7. EVENT OF DEFAULT

An "Event of Default" shall have the same meaning as ascribed thereto under the Security and Pledge Agreement, the Credit Agreement or under any Credit Documents. Upon the occurrence of any Event of Default the Collateral Agent shall have all the rights of a hypothecary creditor provided under Quebec law.

8. MISCELLANEOUS

      8.1 The Hypothec on Shares is in addition to and not in substitution of or in replacement for any other hypothec, pledge, security interest, guarantee or other right held by or for the benefit of the Collateral Agent.

      8.2 This agreement shall be governed by the laws applicable in the Province of Quebec and the federal laws of Canada applicable therein.

      8.3 This agreement shall be binding upon each of the Grantor, the Collateral Agent and the Lenders, and their successors and assigns.

      8.4 This agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      8.5 The parties hereto expressly request and require that this agreement and all deeds, documents or instruments supplemental or ancillary hereto be drafted in English. Les parties aux presentes conviennent et exigent que cette convention ainsi que tous les documents qui s'y rattachent soient rediges en anglais.

SIGNED this - day of April, 2005.

                                    TALEO CORPORATION

                                    ____________________________________________
                                    Name:
                                    Title:

                                    GOLDMAN SACHS SPECIALTY LENDING
                                    GROUP, L.P.,
                                    as Collateral Agent

                                    Per: _______________________________________
                                    Name:
                                    Title:


                                       3                             EXHIBIT H-3

                                    EXHIBIT 1

                                 Pledged Shares

1. Six Hundred and Sixty (660) Class A Common Shares of 9090-5415 Quebec Inc., (formerly Viasite Inc.).


                                       1                             EXHIBIT H-3

NOTE: Form Landlord/Operator Consent and Waiver for information purposes only. Documents being individually negotiated with Company's landlords and hosting partners.

                                    EXHIBIT I
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                      LANDLORD/OPERATOR CONSENT AND WAIVER

      This [Landlord/Operator] Consent and Waiver ("CONSENT AND WAIVER") is executed as of the ____ day of ____________, 2005, by [______________], a
[______________________] ("[LANDLORD/ OPERATOR]").

                                    RECITALS:

      A. [Landlord/Operator] and TALEO CORPORATION, a Delaware corporation ("LESSEE/CLIENT") have entered into the [lease/hosting agreement] (as renewed, extended, amended, or substituted, the ["LEASE/HOSTING AGREEMENT"]) described in EXHIBIT A attached hereto, covering certain premises (the "PREMISES") described in the [Lease/Hosting Agreement].

      B. [Landlord/Operator] understands that [Lessee/Client] has or will incur certain indebtedness, obligations, and liabilities (collectively, as amended, extended, renewed, and modified from time to time, the "INDEBTEDNESS") pursuant to that certain Credit and Guaranty Agreement, dated as of April 25, 2005 (as amended, modified, restated, supplemented, or refinanced from time to time, the "CREDIT AGREEMENT") among Taleo Corporation, Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent, and Documentation Agent (in such capacities, "AGENT"), and the Lenders named therein ("LENDERS"), which requires [Lessee/Client] to grant to Agent, for and on behalf of the Lenders a security interest and first lien (the "SECURITY INTEREST") in, among other things, all assets, including but not limited to all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, investment property, equipment, other goods, money, and deposit accounts, of [Lessee/Client] now or in the future located at the Premises and all rights under the [Lease/Hosting Agreement] (together with all cash and non-cash proceeds thereof, the "COLLATERAL").

      C. [Landlord/Operator] is willing to consent to the Security Interest to secure the Indebtedness on the terms and conditions set forth herein.

                                   AGREEMENTS:

      In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [Landlord/Operator] hereby certifies to and agrees with Agent, for and on behalf of Lenders, as follows:

      1. CONSENT TO GRANT. [Landlord/Operator] specifically consents to the execution and delivery by [Lessee/Client] of any documents evidencing the Security Interest (the "SECURITY DOCUMENTS").

      2. CONSENT TO FORECLOSURE. In the event of foreclosure of the Security Documents (by any means, including judicial foreclosure), [Landlord/Operator] shall recognize Agent, for and on behalf of


                                       1                               EXHIBIT I
the Lenders, as the [Lessee/Client] for all purposes under the [Lease/Hosting Agreement]. In such event, [Landlord/Operator] shall accept performance by Agent in lieu of [Lessee/Client] in the [Lease/Hosting Agreement]. Additionally, notwithstanding anything to the contrary or apparently to the contrary contained in the [Lease/Hosting Agreement], [Lessee/Client] hereby consents to foreclosure by Agent, for and on behalf of the Lenders, in the event of default under the terms of the Security Documents, the Credit Agreement, or any other documents executed in connection therewith (the "LOAN DOCUMENTS") and consents to the assignment of the [Lease/Hosting Agreement] by Agent, subject to the [Landlord's Operator's] consent which shall not be unreasonably withheld, if the Agent, either by virtue of the enforcement of the Agent's rights under the Security Documents, the Loan Documents, or otherwise, or in any capacity whatsoever, becomes the owner of [Lessee's/Client's] interest under the [Lease/Hosting Agreement]. The [Landlord/Operator] agrees to execute a memorandum or short form of the [Lease/Hosting Agreement] in recordable form and in such form as is reasonably required by the Agent and containing terms consistent with the terms of the [Lease/Hosting Agreement] and this Consent and Waiver.

      3. SUBORDINATION OF LIENS. All Liens, security interests, and other rights to which [Landlord/Operator] might be entitled in the Collateral, whether arising by operation of law or otherwise, whether now existing or hereafter to arise, are subordinate and inferior in every respect to all of the terms, provisions, and conditions of the Security Documents, the Credit Agreement, and the Loan Documents, regardless of the order in which any liens, security interests, and rights in the Collateral were or will be created, attached, pledged, filed, recorded, registered, or perfected. Specifically, and not in limitation of the foregoing, the security interest granted by [Lessee/Client] to [Landlord/Operator] under Section __ of the [Lease/Hosting Agreement] is subordinated to the Security Interest of the Agent in the Collateral for the benefit of the Lenders under the Credit Agreement and Security Documents. Upon a default or event of default under the [Lease/Hosting Agreement], [Landlord/Operator] shall not exercise any rights or remedies or take any enforcement action otherwise available to [Landlord/Operator] upon such default with respect to the Collateral until (i) all of the obligations and indebtedness of [Lessee/Client] to the Lenders under the Credit Agreement has been paid in full, and (ii) all obligations of Lenders to make any revolving credit loans or other extensions of credit to [Lessee/Client] under the Credit Agreement have been terminated.

      4. COLLATERAL NOT FIXTURES. The Collateral may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, notwithstanding the manner of their annexation to the Premises, their adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation.

      5. ENTRY UPON PREMISES. Notwithstanding anything contained in the [Lease/Hosting Agreement] to the contrary or apparently to the contrary, in the event Agent, for and on behalf of the Lenders, forecloses the Security Documents, or exercises any other right granted to it in connection with the Security Documents, the Credit Agreement, or other Loan Documents, the Agent or its representatives may enter upon the Premises upon three (3) days' prior written notice to [Landlord/Operator] (provided that no prior notice will be required if all or any material part of the Collateral is subject to imminent harm or loss) for the purposes of inspecting, preserving, maintaining, taking possession of, removing or disposing of the Collateral or taking possession of the Premises in the exercise of its rights and remedies under the Security Documents, the other Loan Documents, and may utilize the Premises for the purposes expressed in the [Lease/Hosting Agreement]. In addition, the Agent or its representatives may advertise and conduct a public or private auction on the Premises. Any Collateral which is removed from the Premises by Agent in accordance with the Security Documents shall be removed within a reasonable time after the exercise of rights in the Collateral by Agent under the Security Documents, and will in any event be removed within thirty (30) days after the termination of the [Lease/Hosting Agreement].


                                       2                               EXHIBIT I

      Provided that the use of the Premises is not in violation of the Permitted Use set forth in the [Lease/Hosting Agreement], [Landlord/Operator] consents to temporary occupancy of the Premises for a period of up to thirty (30) days by Agent or its designee or a purchaser of all or a substantial portion of the Collateral at or following a foreclosure, provided the obligations of [Lessee/Client] under the [Lease/Hosting Agreement] are timely paid and performed. [Landlord/Operator] agrees that following a foreclosure of the Collateral by Agent, [Lessee's/Client's] failure to occupy the Premises shall not, of itself, be a default under the [Lease/Hosting Agreement] during any time that Agent or its designee (including any purchaser of all or a substantial portion of the Collateral at or following a foreclosure) is in possession of the Premises. Further, if Agent or its designee (including any purchaser of all or a substantial portion of the Collateral at or following a foreclosure) shall succeed to the interest of [Lessee/Client] under the [Lease/Hosting Agreement], [Landlord/Operator] shall, at the option of the successor, recognize such successor as the assignee of the [Lease/Hosting Agreement], provided (i) such successor assumes in writing the obligations of [Lessee/Client] under the [Lease/Hosting Agreement], to the extent such obligations first accrue from and after the date such successor succeeds to the interest of [Lessee/Client] under the [Lease/Hosting Agreement]; (ii) the creditworthiness of the successor is reasonably comparable to or better than the creditworthiness of [Lessee/Client] on the date hereof; and (iii) the number of persons regularly occupying the Premises would not be materially greater than the number of persons the Premises are designed to accommodate.

      6. RIGHTS UPON DEFAULT. [Landlord/Operator] agrees to give Agent notice:

      (a) of any default under the terms of the [Lease/Hosting Agreement], concurrently with giving notice of such default to [Lessee/Client];

      (b) of any legal action which the [Landlord/Operator] may commence to evict the [Lessee/Client] from the Premises or to terminate or limit the [Lessee's/Client's] right to use, possess, or lease the Premises, promptly upon the commencement of any such action; or

      (c) of any cancellation of the [Lease/Hosting Agreement], at least thirty
(30) days before such cancellation, stating the grounds for cancellation or termination.

After receipt of any notice described in this SECTION 6, the Agent shall have the right to remedy any default of the [Lessee/Client] under the [Lease/Hosting Agreement], or to cause any default of the [Lessee/Client] under the [Lease/Hosting Agreement] to be remedied, and for such purpose the [Landlord/Operator] hereby grants Agent forty-five (45) days for remedying, or causing to be remedied, any such default which is a non-monetary default, or such longer period of time as may be needed to complete such remedying (provided that the Agent has commenced to remedy such default within such forty-five (45) days and continues diligent prosecution of such remedying), and twenty (20) days for remedying, or causing to be remedied, any such default which is a monetary default. The [Landlord/Operator] shall not exercise any remedies under the [Lease/Hosting Agreement] or terminate the [Lease/Hosting Agreement] on account of a default by the [Lessee/Client], until the applicable grace period described in the foregoing sentence has expired. Any payment made or act done by Agent to cure any such default shall not constitute any assumption of the [Lease/Hosting Agreement] or any obligations of [Lessee/Client].

      (d) All notices hereunder shall be by certified or registered mail, return receipt requested, and shall be effective three (3) days after the same is deposited in the United States mail and shall be addressed to the Agent as follows: GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.; 600 E. Las Colinas Blvd., Suite 400; Irving, Texas 75039; Attention: Kyle Volluz.


                                       3                               EXHIBIT I

      7. STATUS OF [LEASE/HOSTING AGREEMENT]. [Landlord/Operator] hereby represents that (i) the granting of the Security Interest by [Lessee/Client] will not constitute an event of default under the [Lease/Hosting Agreement];
(ii) there are no events or conditions existing which, with or without notice or through the lapse of time could constitute a monetary or other default of [Lessee/Client] under the [Lease/Hosting Agreement]; (iii) the [Lease/Hosting Agreement] is valid and in full force and effect and has not been modified, supplemented, or amended; and (iv) all rents due and payable as of the date hereof under the [Lease/Hosting Agreement] have been paid in full.

      8. INDEMNIFICATION. As a condition to exercising any remedies referenced in this Consent and Waiver, Agent and Lenders shall indemnify and hold harmless [Landlord/Operator] and its mortgagees from any and all claims, demands, liabilities, or expenses which may accrue or arise out of any wrongful or negligent act by them in exercising any rights or remedies under the Security Documents, the Credit Agreement, or the Loan Documents, any wrongful or negligent act by the Agent or Lenders in exercising any action authorized herein, or any damage to or use of the Premises by Agent or Lenders. No provision, qualification, or limitation of this Consent and Waiver shall be deemed to limit any right of indemnification otherwise available to the [Landlord/Operator] or its lender.

      9. COUNTERPARTS. This Consent and Waiver may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Consent and Waiver to physically form one document, which may be recorded.

      10. GOVERNING LAW. THIS CONSENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

      11. SUCCESSORS AND ASSIGNS. This Consent and Waiver inures to the benefit of the Agent, on behalf of the Lenders, and binds the [Landlord/Operator], and its respective successors, transferees, endorsees, and assigns. [Landlord/Operator] agrees to give Agent notice of any change in ownership of the Premises and the name and address of each new owner [and lessor] of the Premises, at least fifteen (15) days before any such change in ownership.

      12. ESTOPPEL CERTIFICATES. [Landlord/Operator] agrees that within ten (10) days after written request by [Lessee/Client], [Landlord/Operator] will provide an estoppel certificate setting forth (a) the name of the [Lessee/Client] under the [Lease/Hosting Agreement], (b) that the [Lease/Hosting Agreement] has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (c) the basic rent payable under the [Lease/Hosting Agreement], (d) the date to which all rental charges have been paid by the [Lessee/Client] under the [Lease/Hosting Agreement], and
(e) whether to the best of [Landlord's/Operator's] current actual knowledge there are any alleged defaults of the [Lessee/Client] under the [Lease/Hosting Agreement] and, if there are, setting forth the nature thereof in reasonable detail.

      13. WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS CONSENT AND WAIVER.


                                       4                               EXHIBIT I

      14. [Landlord's/Operator's] current address for notices and payments under the [Lease/Hosting Agreement] is as follows:

                                [______________]
                                [______________]
                                [______________]

[Landlord/Operator] understands that the Agent and the Lenders will rely on this Consent and Waiver in making or continuing loans under the Credit Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                            SIGNATURE PAGES FOLLOW.]


                                       5                               EXHIBIT I

      IN WITNESS WHEREOF, [Landlord/Operator] has executed this Consent and Waiver as of the date first stated above.

                                                 [LANDLORD/OPERATOR]:

                                                 [____________________],
                                                 a [______________]

                                                 By:________________________
                                                    Name:
                                                    Title:

                                                 [LESSEE/CLIENT]:

                                                 TALEO CORPORATION,
                                                 a Delaware corporation

                                                 By:________________________
                                                    Name:
                                                    Title:

STATE OF [_________]       Section
                           Section
COUNTY OF [______________] Section

      Before me, a Notary Public, on this day personally appeared ______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of [Landlord/Operator], a [______________________], and that s/he has executed the same on behalf of said limited partnership for the purposes and consideration therein expressed, and in the capacity therein stated.

      Given under my hand and seal of office this ____ day of _______________, 2005.

                       ______________________________________________
                Notary Public in and for the State of [________]

(PERSONALIZED SEAL)


                                       6                               EXHIBIT I

STATE OF [_________]  Section
                   Section

COUNTY OF [_________] Section

      Before me, a Notary Public, on this day personally appeared ______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Taleo Corporation, a Delaware corporation and that s/he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      Given under my hand and seal of office this ____ day of _______________, 2005.

                       ______________________________________________
                Notary Public in and for the State of [________]

(PERSONALIZED SEAL)

                                       7                               EXHIBIT I

ACKNOWLEDGED AND ACCEPTED:

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Agent

By:___________________________
   Name:
   Title:


                                       8                               EXHIBIT I

NOTE: Form of Deposit Account Control Agreement for information purposes only. Documents being individually negotiated with Company's banks.

                                    EXHIBIT J
                               TO CREDIT AGREEMENT
                                  BY AND AMONG
                              TALEO CORPORATION AND
              GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., AS AGENT

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

      This Deposit Account Control Agreement (this "AGREEMENT"), is dated as of April __, 2005, by and between TALEO CORPORATION (the "COMPANY"), GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Collateral Agent for the Secured Parties (in such capacity, "AGENT"), and ____________, in its capacity as a "bank" as defined in Section 9-102 of the UCC (in such capacity, the "FINANCIAL INSTITUTION"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in that certain Pledge and Security Agreement, dated on or about the date hereof, by and among the Company, the other Grantors party thereto and Agent (as amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

      1. ESTABLISHMENT OF DEPOSIT ACCOUNT. The Financial Institution hereby confirms and agrees that:

      (a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "DEPOSIT ACCOUNT") and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of Agent; and

      (b) The Deposit Account is a "deposit account" within the meaning of
Section 9-102(a)(29) of the UCC.

      2. CONTROL OF THE DEPOSIT ACCOUNT. If at any time the Financial Institution shall receive any instructions originated by Agent directing the disposition of funds with respect to the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Company or any other Person. Until such time as Agent notifies Financial Institution otherwise in writing, Financial Institution shall comply with instructions directing the disposition of funds with respect to the Deposit Account originated by Company or its authorized representatives. In the event that any instructions originated by Agent with respect to the Deposit Account conflict with any instructions given by the Company or any other Person with respect thereto, the instructions given by Agent shall control. The Financial Institution hereby acknowledges that it has received notice of the security interest of Agent, on behalf of the Secured Parties, in the Deposit Account and hereby acknowledges and consents to such security interest.

      3. SUBORDINATION OF LIEN; WAIVER OF SET-OFF. In the event that the Financial Institution has or subsequently obtains, by agreement, by operation of law or otherwise, a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of Agent, on behalf of the Secured Parties. Money and other


                                       1                               EXHIBIT J
items credited to the Deposit Account will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person other than Agent (except that the Financial Institution may set off: (a) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account, and (b) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

      4. CHOICE OF LAW. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution's jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

      5. CONFLICT WITH OTHER AGREEMENTS.

      (a) In the event of any conflict between the terms of this Agreement (or any instructions hereunder) and the terms of any other agreement (or any instructions thereunder), the terms of this Agreement shall prevail; and

      (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

      (c) The Financial Institution hereby confirms and agrees that:

            (i) No agreement (other than this Agreement) has been entered into between the Financial Institution and the Company with respect to the Deposit Account; and

            (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement (other than this Agreement) relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by any Person (other than Agent) as contemplated by Section 9-104 of the UCC.

      6. ADVERSE CLAIMS. The Financial Institution does not know of any liens, encumbrances or adverse claims relating to the Deposit Account. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify Agent and the Company thereof.

      7. MAINTENANCE OF DEPOSIT ACCOUNT. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions from Agent as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

      (a) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Company and Agent at the address for each set forth in Section 11 of this Agreement; and

      (b) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Company.



                                       2                               EXHIBIT J

      8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FINANCIAL INSTITUTION. The Financial Institution hereby makes the following representations, warranties and covenants to and with Agent and the Company:

      (a) The Deposit Account has been established as set forth in Section 1 and the Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

      (b) The Financial Institution shall not, during the term of this Agreement, amend or otherwise modify either the account agreement, if any, or its policies and procedures with respect to the Deposit Account in derogation of Agent's rights hereunder without Agent's prior written consent; and

      (c) This Agreement is the valid and legally binding obligation of the Financial Institution.

      9. INDEMNIFICATION OF FINANCIAL INSTITUTION. The Company and Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Company and Agent arising from the terms of this Agreement and the compliance by the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence, willful misconduct or the breach of any of its obligations under this Agreement, and (b) the Company, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of other Persons arising out of the terms of this Agreement or the compliance by the Financial Institution with the terms hereof and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement, except to the extent that any of the same arise from the Financial Institution's negligence, willful misconduct or the breach of any of its obligations under this Agreement.

      10. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors who obtain such rights solely by operation of law. Agent may assign its rights hereunder only with the written consent of the Financial Institution and by sending written notice of such assignment to the Company.

      11. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given (a) when delivered in person, (b) when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or (c) two (2) Business Days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Company: TALEO CORPORATION
         575 MARKET STREET, 8TH FLOOR
         SAN FRANCISCO, CA 94105
         Attention: Mr. Michael Gregoire
         Chief Executive Officer and President
         Telecopier:________________________________

Agent:   Goldman Sachs Specialty Lending Group, L.P.
         600 E. Las Colinas Boulevard, Suite 400
         Irving, Texas  75039
         Attention:_________________________________
         Telecopier:________________________________


                                       3                               EXHIBIT J

Financial Institution: ______________________________
                       ______________________________
                       ______________________________
                       Attention:____________________
                       Telecopier:___________________

Any party may change its address for notices in the manner set forth above.

      12. TERMINATION. The Company covenants with Agent that the Company shall not close or otherwise terminate the Deposit Account without Agent's prior written consent. The obligations of the Financial Institution to Agent pursuant to this Agreement shall continue in effect until the security interest of Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and Agent has notified the Financial Institution of such termination in writing. Agent agrees to provide Notice of Termination in substantially the form of EXHIBIT A hereto to the Financial Institution upon the request of the Company on or after the termination of Agent's security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Company pursuant to any other agreement with respect to the Deposit Account.

      13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). EACH PARTY HERETO ACKNOWLEDGES THAT (A) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, (B) IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND (C) IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      14. COUNTERPARTS. This Agreement may be executed in multiple counterparts (any of which may be delivered by facsimile signature), each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                            SIGNATURE PAGE FOLLOWS.]


                                       4                               EXHIBIT J

      IN WITNESS WHEREOF, the Company, Agent and the Financial Institution have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

                                             TALEO CORPORATION,
                                             as Company

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             GOLDMAN SACHS SPECIALTY LENDING
                                             GROUP, L.P.,
                                             as Agent

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             [NAME OF FINANCIAL INSTITUTION],
                                             as Financial Institution

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                       5                               EXHIBIT J

                                    Exhibit A
                      to Deposit Account Control Agreement

                              [LETTERHEAD OF AGENT]

                                     [DATE]

[NAME AND ADDRESS OF FINANCIAL INSTITUTION]
_____________________________
_____________________________
Attention:___________________

      Re: Termination of Deposit Account Control Agreement

      You are hereby notified that the Deposit Account Control Agreement, dated as of _______________________, 2005, by and among TALEO CORPORATION, you and the undersigned (the "CONTROL AGREEMENT") is terminated and you have no further obligations to the undersigned pursuant to the Control Agreement. Notwithstanding any previous instructions given to you by the undersigned, you are hereby instructed to accept all future directions with respect to the Deposit Account (as defined in the Control Agreement) from TALEO CORPORATION. This notice terminates any obligations you may have to the undersigned with respect to the Deposit Account under the Control Agreement; provided, however, that nothing contained in this notice shall alter any obligations which you may otherwise owe to TALEO CORPORATION pursuant to any other agreement.

      You are instructed to deliver a copy of this notice by facsimile transmission to TALEO CORPORATION.

                                            Very truly yours,

                                            GOLDMAN SACHS SPECIALTY LENDING
                                            GROUP, L.P., as Agent

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                       6                               EXHIBIT J